UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CarMax, Inc.

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Dear Fellow CarMax Shareholders:

I cordially invite you to attend the 2012 annual meeting of CarMax, Inc. shareholders. The annual meeting this year will be held on Monday, June 25, 2012, at 1:00 p.m. ET at the Richmond Marriott West Hotel, 4240 Dominion Boulevard, in Glen Allen, Virginia.

CarMax has elected to deliver our proxy materials to our shareholders over the Internet. This delivery process will allow us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of printing and delivery. On or about May 11, 2012, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and fiscal 2012 annual report to shareholders. This notice also provides instructions on how to vote online or by telephone and includes information on how to request a paper copy of the proxy materials by mail.

We will provide live audio coverage of the annual meeting from the CarMax investor relations website at investor.carmax.com. In addition, a replay of the annual meeting will be available at this website after the meeting. We hope that this will allow those of you who are unable to attend the meeting in person to hear CarMax management discuss this year’s results.

Whether or not you will be attending the annual meeting, your vote is very important. Please vote. There are four ways that you can cast your ballot—by Internet, by telephone, by mail (if you request a paper copy) or in person at the annual meeting.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in CarMax. I look forward to seeing you at the annual meeting.

Sincerely,

William R. Tiefel

Chairman of the Board of Directors

May 3, 2012

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date and Time:	Monday, June 25, 2012, at 1:00 p.m., Eastern Time

Place:	Richmond Marriott West Hotel 4240 Dominion Boulevard Glen Allen, Virginia 23060

Items of Business:	(1) To elect the following four persons to the board of directors: Jeffrey E. Garten, Vivian M. Stephenson, Beth A. Stewart and William R. Tiefel.

(2) To ratify the selection of KPMG LLP as our independent registered public accounting firm.

(3) To vote on an advisory resolution to approve the company’s executive compensation.

(4) To approve the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated.

(5) To approve the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated.

(6) To vote on an advisory shareholder proposal to declassify our board of directors, if properly presented.

(7) To transact any other business that may properly come before the annual meeting or any postponements or adjournments thereof.

Who May Vote:	You may vote if you were a shareholder of CarMax common stock at the close of business on April 20, 2012.

By order of the board of directors,

Eric M. Margolin

Senior Vice President,

General Counsel and Corporate Secretary

May 3, 2012

CARMAX, INC. 2012 PROXY STATEMENT TABLE OF CONTENTS

CARMAX, INC. 2012 PROXY STATEMENT TABLE OF CONTENTS CONTINUED

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND PROXY STATEMENT

In this proxy statement, “CarMax,” the “company,” “we,” “our” and “us” refer to CarMax, Inc. and its wholly owned subsidiaries, unless the context requires otherwise.

1. Why am I receiving these materials?

The company is making this proxy statement, the fiscal 2012 annual report to shareholders and a form of proxy (the “proxy materials”) available to you in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders of the company to be held on Monday, June 25, 2012, at 1:00 p.m. Eastern Time, and at any postponements or adjournments thereof. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. The annual meeting will be held at the Richmond Marriott West Hotel, 4240 Dominion Boulevard, Glen Allen, Virginia 23060.

2. Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. On or about May 11, 2012, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, which provides website and other information for the purpose of accessing our proxy materials. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed or electronic set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of the annual meeting.

3. How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the annual meeting on the Internet.

•	Instruct us to send proxy materials to you by email.

Choosing to receive proxy materials by email will save the company the cost of printing and mailing documents to you and will reduce the impact of the company’s annual meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

4. What items will be voted on at the 2012 annual meeting?

You will be voting on the following six items of business:

•	Proposal One: The election of the following four persons to the board of directors: Jeffrey E. Garten, Vivian M. Stephenson, Beth A. Stewart and William R. Tiefel.

•	Proposal Two: The ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm.

•	Proposal Three: An advisory resolution to approve the company’s executive compensation.

•	Proposal Four: The approval of the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Revised Stock Incentive Plan”).

•	Proposal Five: The approval of the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated (the “Revised Bonus Plan”).

•	Proposal Six: An advisory shareholder proposal to declassify the company’s Board of Directors, if properly presented at the meeting.

You may also be asked to vote on any other business that may properly come before the annual meeting or any postponements or adjournments thereof.

5. What are the board’s voting recommendations?

Our board of directors recommends that you vote:

•	FOR each of the nominees to the board of directors (Proposal One);

•	FOR the ratification of the selection of KPMG as our independent registered public accounting firm (Proposal Two);

•	FOR the advisory resolution to approve of the company’s executive compensation (Proposal Three);

•	FOR the approval of the Revised Stock Incentive Plan (Proposal Four);

•	FOR the approval of the Revised Bonus Plan (Proposal Five); and

•	AGAINST the advisory shareholder proposal to declassify the company’s Board of Directors (Proposal Six).

6. Who is entitled to vote?

All shareholders who owned CarMax common stock at the close of business on April 20, 2012, are entitled to vote at the annual meeting. Each share of common stock is entitled to one vote. There were 228,195,276 shares of CarMax common stock outstanding on that date.

7. How many votes must be present to hold the annual meeting?

In order for us to conduct the annual meeting, a majority of our outstanding shares of common stock as of April 20, 2012, must be present in person or by proxy. This is referred to as a quorum. Abstentions and shares held by banks, brokers or nominees that are voted on any matter are included in determining whether a quorum exists.

8. What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are

the shareholder of record with respect to those shares and we sent the Notice directly to you. If you request copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request copies of the proxy materials by mail, you will receive a voting instruction form.

9. How do I vote my shares?

If you are a shareholder of record or a participant in our Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”), you may vote in any of the following ways:

•

By Internet. You may vote online by accessing www.carmaxproxy.com and following the on-screen instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

•

By Telephone. If you are located in the U.S., you may vote by calling toll free 1-800-PROXIES (1-800-776-9437) and following the instructions. If you are located outside the U.S., call 1-718-921-8500. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

•	By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided.

•	In Person. You may vote in person at the annual meeting by requesting a ballot from the inspector of election at the meeting.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND PROXY STATEMENT CONTINUED

If you are a beneficial owner of shares held in street name, you may vote in any of the following ways:

•

By Internet. You may vote online by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

•

By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

•	By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

•

In Person. You must obtain a legal proxy from the organization that holds your shares in order to vote your shares in person at the annual meeting. Follow the instructions on the Notice to obtain this legal proxy.

For both shareholders of record and beneficial owners of shares held in street name (other than ESPP participants), online and telephone voting is available through 11:59 p.m. ET on Sunday, June 24, 2012. For shares held by ESPP participants in an ESPP account, online and telephone voting is available through 11:59 p.m. ET on Wednesday, June 20, 2012.

10. What will happen if I do not return a proxy or give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Do not vote via the Internet, by telephone or by mail, your shares will not be voted unless you attend the annual meeting to vote them in person.

•	Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name or Participants in the ESPP. If you are a beneficial owner of shares held in street name or a participant in the ESPP and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”

11. What proposals are considered “routine” or “non-routine”?

The election of directors (Proposal One), the advisory approval of the company’s executive compensation (Proposal Three), the approval of the Revised Stock Incentive Plan (Proposal Four), the approval of the Revised Bonus Plan (Proposal Five), and the advisory shareholder proposal to declassify the company’s Board of Directors (Proposal Six) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals One, Three, Four, Five and Six.

The ratification of the selection of KPMG as the company’s independent registered public accounting firm (Proposal Two) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal Two.

12. What if I change my mind after I vote?

You may revoke your proxy at any time before it is exercised by submitting a subsequent vote using the same methods described in Question 9.

13. How many votes are needed to approve each of the six proposals?

Proposal One: The four nominees must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

Proposal Two: The ratification of the selection of KPMG as our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

Proposal Three: The advisory vote on executive compensation must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

Proposal Four: To be adopted, the Revised Stock Incentive Plan proposal must be approved by the affirmative vote of a majority of the votes cast. Under New York Stock Exchange (“NYSE”) listing standards, the total votes cast on the proposal must also represent more than 50% of all shares of common stock entitled to vote on the proposal. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from voting on this proposal. Abstentions will have the same effect as votes cast against the proposal under NYSE listing standards. Broker non-votes will not be counted in determining the number of votes cast for this proposal.

Proposal Five: To be adopted, the Revised Bonus Plan proposal must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

Proposal Six: The advisory vote regarding the declassification of the company’s Board of Directors must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

14. Who can attend the annual meeting?

The annual meeting is open to all holders of CarMax common stock as of April 20, 2012. Shareholders who plan to attend the annual meeting may be asked to present valid picture identification, such as a driver’s license or passport. If you are a beneficial shareholder, you must bring a copy of a brokerage statement indicating ownership of CarMax shares as of April 20, 2012. If you are an authorized proxy or if you want to vote in person the shares that you hold in street name, you must present the proper documentation from your bank or broker. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

15. Who pays the cost of proxy solicitation?

CarMax pays the cost of soliciting proxies. We will solicit proxies from our shareholders, and, after the initial solicitation, some of our employees or agents may contact shareholders by telephone, by email or in person. We have retained Georgeson, Inc. to solicit proxies for a fee of $7,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of our common stock.

16. Who will count the votes?

Representatives from AST, our transfer agent, will tabulate the votes and act as inspector of election at the annual meeting.

17. Could other matters be decided at the annual meeting?

Management and our board of directors are not aware of any matters that may come before the annual meeting other than the six proposals disclosed in this proxy statement. If other matters do properly come before the annual meeting, the named proxies will vote in accordance with their best judgment.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND PROXY STATEMENT CONTINUED

18. How do I make a shareholder proposal for the 2013 annual meeting?

Pursuant to SEC rules, for a shareholder proposal to be considered for possible inclusion in the 2013 proxy statement, the corporate secretary of CarMax must receive the proposal in writing no later than January 11, 2013. CarMax plans to hold its 2013 annual meeting on or about June 24, 2013.

Pursuant to our Bylaws, if you wish to bring any matter for consideration before the 2013 annual meeting that is not included in the 2013 proxy statement, you must notify our corporate secretary in writing at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, no earlier than the close of business on

December 12, 2012, and no later than the close of business on January 11, 2013. Regarding each matter, your notice must meet the conditions set forth in Section 1.3 of our Bylaws. A copy of our Bylaws is available under the “Corporate Governance” link at investor.carmax.com and also will be provided without charge to any shareholder upon written request to our corporate secretary. If we do not receive proper notice prior to the close of business on January 11, 2013, the chairman of the annual meeting will exclude the matter and it will not be acted upon at the 2013 annual meeting.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our board of directors is divided into three classes with staggered three-year terms. The Nominating and Governance Committee has recommended, and our board of directors has approved, the following nominees for election as directors:

•	Nominated for three-year terms expiring at the 2015 annual meeting:

•	Jeffrey E. Garten
•	Vivian M. Stephenson
•	Beth A. Stewart
•	William R. Tiefel

Your proxy will be voted to elect each of the nominees unless you tell us otherwise or the vote is otherwise prohibited. If any nominee is not available to serve—for reasons such as death or disability—your proxy will be voted for a substitute nominee if the board nominates one. Each nominee has consented to being named in this proxy statement and to serve if elected.

In 2011, our board approved the adoption of a majority vote standard for the election of our directors. Accordingly, pursuant to our Bylaws, directors must be elected by a majority of the votes cast in an uncontested election, meaning that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. In an uncontested election, any nominee who does not receive a majority of the votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Board is required to decide whether to accept such resignation. In contested elections, the required vote would be a plurality of votes cast.

The board of directors recommends a vote FOR each of the nominees listed below. Biographical and professional information, including information regarding each person’s specific experience, qualifications, attributes or skills that led to the conclusion that this person should serve as a CarMax director, about the nominees and the other directors of the company whose terms of office do not expire this year follows.

Nominees for Election at the 2012 Annual Meeting for Terms Expiring at the 2015 Annual Meeting

JEFFREY E. GARTEN, 65. Director since 2002.

Juan Trippe Professor in the Practice of International Trade, Finance and Business at the Yale School of Management since July 2005 and Chairman of Garten Rothkopf, an international consulting firm, since October 2005. He was the Dean of the Yale School of Management from 1995 to 2005. He was the United States Undersecretary of Commerce for International Trade from 1993 to 1995 and previously spent 13 years in investment banking with Lehman Brothers and Blackstone Group. He is a director of Aetna Inc., and certain mutual funds of Credit Suisse Asset Management. He also serves on the Board of Management of Standard & Poor’s and is a member of the board of overseers of the International Rescue Committee. Mr. Garten previously served as a director of Alcan, Inc. (2007) and Calpine Corporation (1997-2005). Mr. Garten’s record as a distinguished business scholar and teacher, as well as his years of government service, investment banking work and service to other significant boards of directors, qualify him to serve on our board. His appreciation of corporate governance, as well as his tenure as a CarMax board member, provide wisdom, continuity and value to our board.

VIVIAN M. STEPHENSON, 75. Director since 2006.

Retired Chief Operating Officer of Williams-Sonoma, Inc., a specialty retailer of products for the home, since 2006. She was named the chief operating officer of Williams-Sonoma in 2003. From 2000 to 2003, she served as a consultant to Apple Computer and Williams-Sonoma. She was the chief information officer for Target Corporation from 1995 to 2000. She serves on the AAA of Northern California, Nevada and Utah board of directors. Ms. Stephenson’s significant management experience with multiple successful retailers provides leadership and meaningful operational depth to our board. Further, her information technology skills strengthen the board’s understanding of the many technology-related issues confronting the company.

PROPOSAL ONE — ELECTION OF DIRECTORS CONTINUED

BETH A. STEWART, 55. Director since 2002.

Co-managing member of Trewstar, LLC, a private investment company, since 1998 and Chief Executive Officer of Trewstar Corporate Board Services, an executive search firm, since 2011. Ms. Stewart served as Chief Executive Officer of Storetrax.com, an Internet retail real estate service, from 2001 until her retirement in 2011. She was an adjunct professor at Columbia University Graduate School of Business from 1994 to 1996. She previously spent 12 years in investment banking with Goldman, Sachs & Co. She previously served as a director of Avatar Holdings Inc. (2001-2012) and General Growth Properties, Inc. (1993-2010). Ms. Stewart’s expertise in the commercial real estate market, honed through nearly 20 years of service as a director at a national retail-focused REIT and as the chief executive of an on-line retail real estate service, provides meaningful experience to CarMax as a growth retailer and qualifies her to serve on our board. Further, her investment banking experience bolsters the financial depth of our Audit Committee.

WILLIAM R. TIEFEL, 78. Director since 2002.

Chairman of the Board of CarMax since 2007. Retired Vice Chairman of Marriott International, Inc. and Chairman Emeritus of The Ritz-Carlton Hotel Company, LLC since 2002. He joined Marriott Corporation in 1961. He was named president of Marriott Hotels and Resorts in 1989, president of Marriott Lodging in 1992 and vice chairman of Marriott International and chairman of The Ritz-Carlton Hotel Company in 1998. He previously served as a director of Lydian Private Bank (2005-2011). In September 2010, Lydian Private Bank became a party to a publicly available Office of Thrift Supervision Order to Cease and Desist regarding its banking practices. Mr. Tiefel’s vast leadership experience with a customer-focused, service-oriented lodging and hospitality enterprise qualify him to serve on our board. His considerable management roles have been valuable to the board as not only a director, but also as the board’s chairman.

Directors Whose Terms Expire at the 2013 Annual Meeting

RONALD E. BLAYLOCK, 52. Director since 2007.

Founder and Managing Partner of GenNx360 Capital Partners, a private-equity buyout fund, focused on industrial business-to-business companies. Prior to founding GenNx360 in 2006, Mr. Blaylock was chief executive officer of Blaylock & Company, a full-service investment banking firm that he founded in 1993. Previously, Mr. Blaylock held senior management positions with PaineWebber and Citigroup. He is a director of Radio One, Inc. and W. R. Berkley Corporation. Mr. Blaylock’s experience managing two successful investment enterprises, as well as his considerable finance experience, qualify him to serve on our board. Further, Mr. Blaylock’s years of relevant experience growing companies and serving on other public company boards enable him to provide additional insight to our board and its committees.

RAKESH GANGWAL, 58. Director since 2011.

Former Chief Executive Officer of US Airways Group, Inc. and Worldspan Technologies, Inc. From 2003 to 2007, Mr. Gangwal served as chairman, president and chief executive officer of Worldspan Technologies, Inc., a provider of travel and information technology services to the travel and transportation industry. From 2002 to 2003, he was involved in various personal business endeavors, including private equity and consulting projects. From 1998 until his resignation in 2001, Mr. Gangwal served as president and chief executive officer of US Airways Group, Inc. and US Airways, Inc. and from 1996 to 1998, he was the president and chief operating officer of US Airways Group. After his resignation and on August 11, 2002, US Airways Group, Inc., and its seven domestic subsidiaries, including US Airways, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. US Airways Group, Inc. and its subsidiaries emerged from bankruptcy protection under a reorganization plan, which became effective on March 31, 2003. He is a co-founder of IndiGo, India’s largest low-fare airline. Mr. Gangwal is a director of PetSmart, Inc. and OfficeMax Incorporated, where he is the non-executive chairman. Mr. Gangwal’s experience as a chief executive officer, as well as his extensive background in corporate strategy, operations and technology management, provide valuable insight to our board and qualify him to serve on our board. Additionally, Mr. Gangwal’s service as a board member (including as chairman) of two publicly traded retail companies further qualifies him to serve on our board.

MITCHELL D. STEENROD, 45. Director since 2011.

Senior Vice President, Chief Financial Officer and Chief Information Officer of Pilot Travel Centers LLC, the nation’s largest operator of travel centers and truck stops, since 2006. Mr. Steenrod joined Pilot Travel Centers in 2001 as controller and treasurer. In 2004, he was promoted to senior vice president and chief financial officer and in 2006 took on the additional role of chief information officer. Previously, he spent 12 years with Marathon Oil Company and Marathon Ashland Petroleum LLC in a variety of positions of increasing responsibility in accounting, general management and marketing. Mr. Steenrod’s extensive retail industry and operational experience as well as his experience implementing successful growth strategies, including growing Pilot Travel Centers from more than 200 travel centers to over 500 branded locations over a span of 10 years, qualify him to serve on our board. Additionally, Mr. Steenrod’s extensive financial and accounting experience, including his seven years of experience as a chief financial officer, strengthens our board through his understanding of accounting principles, financial reporting rules and regulations, and internal controls.

THOMAS G. STEMBERG, 63. Director since 2003.

Managing General Partner of the Highland Consumer Fund at Highland Capital Partners, a venture capital firm. From 2005 to 2007, he acted as the Venture Partner of Highland Capital Partners. Mr. Stemberg is the founder and Chairman Emeritus of the Board of Staples, Inc., an office supply superstore retailer. He pioneered the office superstore industry and was chief executive officer of Staples from 1986 to 2002. From 2002 to 2004, Mr. Stemberg served as an executive officer at Staples with the title of Chairman. Mr. Stemberg is a director of PetSmart, Inc., lululemon athletica inc. and Guitar Center, Inc. He previously served as a director of Polycom, Inc. (2002-2007) and The NASDAQ Stock Market, Inc. (2002-2007). Mr. Stemberg’s creation and development of the world’s leading office products company, a “big-box” retailer that experienced significant growth and profitability under Mr. Stemberg’s leadership, provides meaningful insight and knowledge to CarMax. His prior chief executive experience, his board service with various growth retailers, and his current retail-focused venture capital work provide a deep understanding of the retail industry and qualify him to serve on our board.

PROPOSAL ONE — ELECTION OF DIRECTORS CONTINUED

Directors Whose Terms Expire at the 2014 Annual Meeting

THOMAS J. FOLLIARD, 47. Director since 2006.

President and Chief Executive Officer of CarMax since 2006. He joined CarMax in 1993 as senior buyer and became director of purchasing in 1994. Mr. Folliard was promoted to vice president of merchandising in 1996, senior vice president of store operations in 2000, executive vice president of store operations in 2001 and president and chief executive officer in 2006. As the chief executive of CarMax, Mr. Folliard leads the day-to-day operation of CarMax and is responsible for establishing and executing the company’s strategic plans. His significant experience in the auto retail industry, his tenure with CarMax and his motivational leadership of more than 16,000 CarMax associates provide the board with unique insight into the company and qualify him to serve on the board.

SHIRA GOODMAN, 51. Director since 2007.

Executive Vice President, Global Growth of Staples, Inc., an office supply superstore retailer, since 2012. She joined Staples in 1992 and has held a variety of positions of increasing responsibility in general management, marketing and human resources, including serving as executive vice president, marketing from 2001 to 2009 and executive vice president, human resources from 2009 to 2012. From 1986 to 1992, Ms. Goodman worked at Bain & Company in project design, client relationships and case team management. She previously served as a director of Stride Rite Corporation (2002-2007). Ms. Goodman has proven business acumen, having served in various leadership positions at an internationally renowned retailer. In her current position, she is responsible for the international growth strategy, mergers and acquisitions and new ventures of Staples globally. Additionally, she has served as Staples’ chief human resources officer overseeing over 90,000 employees and as its chief marketing executive directing the company’s marketing efforts. Ms. Goodman’s experiences in retail marketing, human resources and business growth at the world’s largest office products company all enhance her value to our board.

W. ROBERT GRAFTON, 71. Director since 2003.

Retired Managing Partner-Chief Executive, Andersen Worldwide S.C. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. He is a retired certified public accountant and joined Arthur Andersen in 1963. He was elected a member of the Board of Partners, Andersen Worldwide in 1991 and chairman of the Board of Partners in 1994. He served as Managing Partner-Chief Executive from 1997 through 2000. Mr. Grafton is currently lead director of DiamondRock Hospitality Company. He previously served as a director of SRA International, Inc. (2010-2011). Mr. Grafton’s extensive accounting experience, as well as his role as the chief executive of an international audit and consulting firm with more than 100,000 employees, qualify him to serve on our board. His designation as an “audit committee financial expert” and his seven years of service as our Audit Committee chairman provide significant and consistent leadership.

EDGAR H. GRUBB, 72. Director since 2007.

Retired Executive Vice President and Chief Financial Officer of Transamerica Corporation, a leading insurance and financial services company. He joined Transamerica in 1989, became executive vice president in 1993 and retired in 1999. From 1986 to 1989, he was the senior vice president and chief financial officer of Lucky Stores, Inc. Mr. Grubb is a director and chair of the board of AAA Northern California, Nevada & Utah Insurance Exchange and he is a director of Auto Club Partners, Inc., an affiliation of ten AAA clubs in the United States. With meaningful experience as the chief financial officer of a public company, Mr. Grubb provides CarMax with his extensive understanding of complex financial and operational issues that public companies confront. His financial acumen, as well as his demonstrated leadership capabilities, qualify him to serve on our board.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act, our Articles of Incorporation and our Bylaws. The standing committees of the board of directors are the Audit Committee, the Compensation and Personnel Committee and the Nominating and Governance Committee.

Corporate Governance Policies and Practices

The board of directors is actively involved in shaping our corporate governance. The board oversees the company’s compliance with the governance reforms initiated by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related rules and regulations proposed and adopted by the SEC and the NYSE. In response to the various laws, rules and regulations applicable to the company, and its own views on corporate governance, the board has adopted corporate governance guidelines and a code of business conduct applicable to all company personnel, including members of the board.

Our corporate governance guidelines set forth the practices of the board with respect to its responsibilities, qualifications, performance, access to management and independent advisors, compensation (including director stock ownership guidelines), orientation and continuing education, and management evaluation and succession.

Our code of business conduct contains provisions relating to honest and ethical behavior, including the handling of conflicts of interest between personal and professional relationships, corporate opportunities, the handling of confidential information, fair dealing, protection and proper use of company assets, compliance with laws and other matters. Any amendment to or waiver from a provision of this code for our directors or executive officers will be promptly disclosed under the “Corporate Governance” link at investor.carmax.com.

The corporate governance guidelines, code of business conduct and the charters of the Audit Committee, the Compensation and Personnel Committee, and the Nominating and Governance Committee are also available under the “Corporate Governance” link at investor.carmax.com. A printed copy of these documents is available to any shareholder without charge upon written request to our corporate secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Director Independence

As part of our corporate governance guidelines, the board has adopted categorical standards to assist it in evaluating the independence of each director and determining whether relationships between directors and the company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) are material. In April 2012, our board of directors, after consultation with and upon the recommendation of the Nominating and Governance Committee, affirmatively determined, in its business judgment, that Messrs. Blaylock, Gangwal, Garten, Grafton, Grubb, Steenrod, Stemberg and Tiefel and Ms. Goodman, Ms. Stephenson and Ms. Stewart are each independent directors under our independence guidelines and the NYSE independence standards because each director: (1) has no material relationship with the company and (2) satisfies the independence criteria set forth in our independence guidelines and the NYSE listed company manual. In addition, based on our guidelines and the NYSE standards, the board determined that Mr. Folliard is not independent because he is an executive officer of CarMax.

Executive Sessions

Our corporate governance guidelines provide that executive sessions, where solely the non-executive directors meet, are to be held at each regularly scheduled board meeting and that non-executive directors may designate, on an annual basis, a director to preside at these sessions. Our non-executive directors met in executive session at each of our regularly scheduled board meetings in fiscal 2012. Effective June 2011, the board re-elected Mr. Tiefel as its independent chairman of the board and designated him to serve as the presiding director for executive sessions.

Board and Committee Meeting Attendance; Committee Membership

Pursuant to our corporate governance guidelines, directors are expected to attend meetings of the board and of the board committees of which they are members.

CORPORATE GOVERNANCE CONTINUED

Our board of directors met four times in fiscal 2012. Each director attended 100% of the total number of meetings of the board and of the standing committees on which he or she served. All directors attended the 2011 annual meeting of shareholders, with Ms. Goodman attending via webcast.

The table below provides, for fiscal 2012, membership information and the number of meetings held by the board of directors and each of the board’s committees. The numbers in each column indicate the number of meetings each director attended within each category.

Director	Board	Audit	Compensation and Personnel	Nominating and Governance
Ronald E. Blaylock	4	–	5	–
Keith D. Browning(a)	3	–	–	–
Thomas J. Folliard	4	–	–	–
Rakesh Gangwal	4	12	–	–
Jeffrey E. Garten	4	–	–	4
Shira Goodman	4	–	–	4
W. Robert Grafton	4	12*	–	–
Edgar H. Grubb	4	–	5	–
Mitchell D. Steenrod	4	12	–	–
Thomas G. Stemberg	4	–	5*	–
Vivian M. Stephenson	4	–	–	4*
Beth A. Stewart	4	12	–	–
William R. Tiefel	4*	–	–	–
Number of Meetings	4	12	5	4

* Chairman

(a) Mr. Browning retired from the board of directors effective October 18, 2011, and he attended the three board meetings held on or prior to that date.

Committees of the Board

Audit Committee

The Audit Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties and responsibilities. The Audit Committee assists in the board’s oversight of (1) the integrity of our consolidated financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of our internal audit function and the independent auditors. The Audit Committee retains, and approves all fees paid to, the independent auditors. The Audit Committee also pre-approves all non-audit engagements of the independent auditors. Each member of the Audit Committee is independent and financially literate, with Messrs. Grafton and Steenrod considered audit committee financial experts, in accordance with the applicable rules of the NYSE, the

SEC and our corporate governance guidelines. The committee’s report to shareholders can be found on page 50.

Compensation and Personnel Committee

The Compensation and Personnel Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties and responsibilities. The Compensation and Personnel Committee’s duties include (1) the review and approval of the company’s overall executive compensation philosophy, (2) the review and approval of salaries, short- and long-term incentives and other benefits and perquisites for our CEO and other executive officers, (3) the oversight of the administration of our short- and long-term incentive compensation plans and all equity-based plans, (4) the review and approval of the terms of any severance, change-in-control or employment agreements with our executive officers and

(5) the ongoing analyses of our executive and director compensation programs. Each member of the Compensation and Personnel Committee is independent in accordance with the applicable rules of the NYSE, the SEC and our corporate governance guidelines. The committee’s report to shareholders can be found on page 28.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties and responsibilities. The Nominating and Governance Committee (1) identifies individuals qualified to become members of the board, (2) recommends to the board nominees for director to be presented at the annual meetings of shareholders and nominees to fill vacancies on the board, (3) leads the board in the oversight of management succession planning, including succession planning for the CEO, (4) develops and recommends to the board our corporate governance guidelines and (5) considers director nominees submitted by shareholders in accordance with the procedures outlined on page 17. Each member of the Nominating and Governance Committee is independent in accordance with the applicable rules of the NYSE and our corporate governance guidelines.

Board Leadership Structure

Historically at CarMax, two separate individuals have served in the roles of CEO and board chairman. Mr. Folliard has been our CEO since 2006, while Mr. Tiefel, a board member since 2002, has served as the independent chairman of the board since 2007. As our board chairman, Mr. Tiefel is responsible for chairing board meetings and meetings of shareholders, setting the agendas for board meetings and presiding over executive sessions of the independent directors. Mr. Folliard manages and oversees the day-to-day affairs of the company and directs the formulation and implementation of the company’s strategic plans. We believe that this leadership structure is currently the most appropriate for CarMax.

Our board recognizes that, depending on the circumstances, other leadership models might be appropriate. Our corporate governance guidelines state that the board has no fixed policy as to whether the roles of chairman and CEO should be separate, and the board remains free to make this choice in the manner it judges most appropriate for CarMax. These guidelines also provide that in the event that the CEO also serves as chairman, the board will appoint a lead independent director to serve in accordance with the company’s Lead Independent Director Charter, which is available under the “Corporate Governance” link at investor.carmax.com. The board periodically reviews its leadership structure and elects its chairman annually.

Board’s Role in Risk Oversight

Our board is responsible for oversight of enterprise risk. Management is responsible for day-to-day risk management and for implementing our enterprise risk management program. Management discharges this responsibility in part through the company’s Risk Committee, which is chaired by Tom Reedy, our Executive Vice President and Chief Financial Officer, and includes more than ten other members from across the company. The Risk Committee meets periodically to identify, discuss and assess the significant risks facing the company.

Our board oversees the company’s enterprise risk management program using several means. First, the board receives and reviews biannual reports from the Risk Committee identifying the most significant risks facing the company. Second, the board has assigned oversight of certain key risk categories to either the full board or a board committee. For each category, management reports regularly to the full board or the assigned committee, as appropriate, describing CarMax’s strategies for monitoring, managing and mitigating risks that fall within that category. Our committee charters provide that each committee will review (a) the risks and exposures over which the committee has been delegated oversight responsibility by the board and (b) the steps management has taken to monitor, manage and mitigate such risks and exposures. Finally, in accordance with its charter and NYSE listing standards, our Audit Committee has primary responsibility for oversight of the company’s procedures for identifying significant risks or

CORPORATE GOVERNANCE CONTINUED

exposures. On an annual basis, Mr. Reedy, on behalf of the Risk Committee, discusses these procedures with the Audit Committee.

We believe that, in accordance with the process detailed above, our board exercises effective oversight of CarMax’s enterprise risk management program.

Risk and Compensation Policies and Practices

In assessing whether risks arising from CarMax’s compensation policies and practices were reasonably likely to have a material adverse effect on the company, management reviewed the company’s compensation policies and practices for all employees, the potential risks presented by those policies and practices, and the factors that mitigate those risks. As part of its review, management considered the compensation arrangements currently in place for our store associates, store management, regional leadership teams, home office and CarMax Auto Finance associates, and executive officers. Following this review, management determined that none of CarMax’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

Management then presented a summary of its review to the company’s Compensation and Personnel Committee for discussion at the committee’s January 2012 meeting. At that meeting, the committee and management discussed management’s summary and the risk mitigation tools employed by the company. The summary listed each compensation policy or practice applicable to the various groups of CarMax associates, the potential risks presented by that policy or practice and the risk mitigation tools employed by the company to mitigate the related risks.

The compensation practices and policies covered by the summary included payments in the forms of base salaries, annual bonuses, equity and equity-based awards, sales bonuses, sales commissions and hourly pay. The risk mitigation tools covered by the summary included the following:

•

Annual bonus payments made to senior management are (i) subject to a clawback provision, (ii) capped at a plan maximum of 200% of base salary and (iii) only paid when the metrics designed by an independent committee of non-employee directors have been satisfied.

•

Annual equity and equity-based awards (i) are approved by an independent committee of non-employee directors, (ii) contain three and four year vesting provisions and (iii) for senior management, must be held in compliance with the company’s executive stock ownership guidelines.

•

Sales bonuses are subject to risk mitigation tools that ensure that associates are not overpaid based upon inflated sales figures. These tools include (i) the performance of a daily vehicle inventory at each store, (ii) centralized and non-negotiable vehicle pricing, (iii) centralized assignment of sales targets and (iv) electronic reporting of sales from each store to the home office.

•	Hourly pay is tracked and managed through a central time management and reporting system.

Following discussion with management and a review of the summary noted above, the Compensation and Personnel Committee concurred with management’s determination that none of CarMax’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company.

Nominating and Governance Committee Process for Identifying Director Nominees

Candidates for election to our board of directors are considered in order to fill a vacancy on the board or if the board determines that it would be beneficial to add an individual with specific skills or expertise. In identifying potential candidates for nomination to the board, the committee may consider input from several sources, including members of the Nominating and Governance Committee, other board members, the CEO, outside search firms and shareholder recommendations. Nominee candidates are evaluated in the same manner regardless of the source of the recommendation. The Nominating and Governance Committee will conduct an initial evaluation of each candidate. If suitable, the candidate will be interviewed by the committee and may also meet with other board members and company management. If the committee determines a nominee would be a valuable addition to the board, it will make a recommendation to the full board.

Nominating and Governance Committee Criteria for Selection of Directors; Consideration of Diversity

The board and the Nominating and Governance Committee believe that the board should be comprised of directors with varied, complementary backgrounds and that directors should have, at a minimum, business or other relevant expertise that may be useful to the company. The board and Nominating and Governance Committee also believe that directors should possess the highest personal and professional ethics and should be willing and able to devote the requisite amount of time to company business.

When considering nominees for director, the Nominating and Governance Committee takes into account a number of factors, including:

•	The size of the existing board.

•	The nominee’s character, judgment, skill, education, relevant business experience, integrity, reputation and other personal attributes or special talents.

•	The nominee’s independence from management, the extent of existing commitments to other businesses and potential conflicts of interest with other pursuits.

•

The nominee’s financial and accounting background, to enable the committee to determine whether the nominee would be considered an “audit committee financial expert” or “financially literate” under the applicable rules of the NYSE and the SEC.

•	Whether the nominee is subject to a disqualifying factor as described in our corporate governance guidelines.

As noted above, in considering director nominees, the Nominating and Governance Committee believes that the board should be comprised of directors with varied, complementary backgrounds, with a particular emphasis on character, judgment, skill, education, relevant business experience, integrity, reputation and other personal attributes or special talents. We address and value diversity through our consideration of these factors in our director selection process. While we do not have a written policy with respect to the consideration of diversity in identifying director nominees, our consideration of the factors noted above has yielded a diverse, qualified, experienced and skilled CarMax board of directors.

Process for Shareholder Nomination of Directors

The Nominating and Governance Committee will consider nominees for director suggested by shareholders using the previously described criteria and considering the additional information referred to below. For the 2013 annual meeting, written notice to nominate a director for election must be received no earlier than the close of business on December 12, 2012, and no later than the close of business on January 11, 2013.

Under our Bylaws, a shareholder wishing to nominate a director at a shareholders’ meeting must deliver written notice to our corporate secretary stating his or her intention to make a nomination. For an annual meeting, the notice must be received no earlier than the close of business 150 days prior to and no later than the close of business 120 days prior to the anniversary of the date the company mailed its proxy materials for the prior year’s annual meeting. However, if the date of the annual meeting has changed by more than 30 days from the prior year, the notice must be received a reasonable time before the company mails its proxy materials, which time shall be not (a) earlier than the close of business 120 days prior to such annual meeting and (b) later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the first public announcement by the company of the date of such meeting. For a special meeting, the notice must be received no later than the close of business on the seventh day following the date on which notice of a special meeting for the election of directors is first given to shareholders.

A shareholder’s notice of a proposed director nominee should be sent to our corporate secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, and must meet the requirements described in Section 2.3 of our Bylaws. A copy of our Bylaws is available under the “Corporate Governance” link at investor.carmax.com and also will be provided without charge to any shareholder upon written request to our corporate secretary.

CORPORATE GOVERNANCE CONTINUED

Process for Shareholder or Interested Party Communication with Directors

Shareholders or other interested parties wishing to contact the board of directors or any individual director may send correspondence to CarMax, Inc., c/o Corporate Secretary, 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, or may send an e-mail to chairman@carmax.com, which is monitored by Eric M. Margolin, our corporate secretary. Mr. Margolin will forward to the board or appropriate board member any correspondence that deals with the functions of the board or its committees, and any other matter that would be of interest to the board. If the correspondence is unrelated to board or shareholder matters, it will be forwarded to the appropriate department within the company for further handling.

COMPENSATION DISCUSSION AND ANALYSIS

Section I. Overview

Executive Summary

In fiscal 2012, we again achieved record earnings, with meaningful contributions from across our business. Highlights of the year included:

•

We continued our superstore growth, opening five stores in fiscal 2012 and announcing plans to open 10 stores in fiscal 2013 and between 10 to 15 stores in each of the following three fiscal years. We expect that these plans will result in a superstore base of between 148 and 163 stores by the end of fiscal 2016, an increase of between 37% and 51% in our superstore base.

•

We achieved a company milestone, with $10 billion in sales, as well as record net earnings of $413.8 million. Sales and net income were each up 11% and 10%, respectively, over the record results achieved in the prior year, despite the persistence of challenging market conditions.

•

Comparable store used unit sales increased 1%, and our data indicated that we once again increased our share of the late-model used vehicle market. While growing market share, we also improved our used and wholesale gross profit per unit.

•	Wholesale unit sales increased 20%, as demand at our auctions remained strong.

•	CarMax Auto Finance again generated strong profits, finishing the year with income of $262.2 million, an increase of 19% over the prior year.

At the outset of fiscal 2012, our named executive officers received an increase in base salary of 3.5%, the same increase generally given to salaried associates throughout the company. Annual bonuses to our named executive officers were paid at the 86.4% level for fiscal 2012, a reflection of our solid earnings performance, but with results slightly below our 100% target. Fiscal 2012 annual equity awards to our named executive officers were flat to the fiscal 2011 awards, as the same number of options and MSUs were awarded to each officer on a year-over-year basis. Due to an increase in our stock price, the valuation of this year’s awards was 27% greater than those provided in fiscal 2011. We believe that these compensation decisions demonstrate, and are consistent with, our pay-for-performance philosophy.

The Compensation and Personnel Committee

At the direction of the board of directors, the Compensation and Personnel Committee oversees all of our executive and director compensation plans, policies and programs. In fiscal 2012, the following three independent directors served on the committee: Messrs. Stemberg (its chairman), Blaylock and Grubb. As part of its oversight function, the committee reviews and determines all named executive officer compensation, whether short- or long-term, or cash- or equity-based. The committee’s role is detailed in its charter, which is available under the “Corporate Governance” link at investor.carmax.com.

Compensation Philosophy and Objectives

The committee oversees an executive compensation program designed to reflect CarMax’s pay-for-performance philosophy and that supports and reinforces the company’s key operating and strategic objectives. The committee has established the following objectives for our executive compensation program:

•	Align the interests of executive officers with the financial interests of our shareholders.

•	Encourage the achievement of our key strategic, operational and financial goals.

•	Link incentive compensation to company and stock price performance, which the committee believes promotes a unified vision for senior management and creates common motivation among our executives.

•	Attract, retain and motivate executives with the qualifications necessary to drive our long-term financial success.

•	Provide the committee the flexibility to respond to the continually changing environment in which we operate.

Consideration of the Most Recent Advisory “Say-on-Pay” Vote

At the 2011 annual meeting of shareholders, we conducted our first advisory shareholder vote on executive compensation. More than 98% of the votes cast were voted to approve the compensation of our named

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

executive officers as disclosed in last year’s proxy statement. The committee was gratified by this shareholder response, and, based upon these results and the committee’s independent judgment, the committee decided to maintain the company’s current pay-for-performance pay practices into fiscal 2013.

The Named Executive Officers

This Compensation Discussion and Analysis describes and analyzes the key features of our executive compensation program, particularly as they relate to our named executive officers. For fiscal 2012, our named executive officers were:

•	Thomas J. Folliard, President and Chief Executive Officer.

•	Michael K. Dolan, Executive Vice President and Chief Administrative Officer.

•	Joseph S. Kunkel, Senior Vice President, Marketing & Strategy.

•	Thomas W. Reedy, Senior Vice President and Chief Financial Officer (In March 2012, Mr. Reedy was promoted to Executive Vice President and Chief Financial Officer).

•	William C. Wood, Senior Vice President, Stores (In March 2012, Mr. Wood was promoted to Executive Vice President, Stores).

•	Keith D. Browning, Former Executive Vice President, Finance. Mr. Browning retired from the company and our board of directors in October 2011.

Management’s Role in the Executive Compensation Process

Although management does not have any decision-making authority regarding executive compensation, it assists the committee by recommending appropriate base salary levels (except for the CEO), performance objectives and targets, and individual equity award amounts. Management also assists the committee with the preparation of the committee’s meeting agendas and prepares materials for those meetings as directed by the committee.

The committee has not delegated any authority with respect to the compensation of the company’s executive officers and non-employee directors. However, the committee has delegated limited authority to the company’s CEO and CFO to grant equity awards (in an amount not to exceed 75,000 shares or units between regularly scheduled committee meetings) to the company’s non-executive officer employees. Any such awards are subject to the company’s Employee Equity Grant Policy (the “Grant Policy”), which may be found at investor.carmax.com under the “Corporate Governance” link.

Compensation Consultants and the Peer Group

The committee has retained the services of Hay Group, an independent compensation consultant, in order to obtain access to independent compensation data, analysis and advice. Hay Group provides no other services to the company. Notwithstanding the committee’s use of outside advisors and management’s participation in the executive compensation process, all executive compensation determinations are made by the committee, using its independent judgment and analysis.

In October 2011, Hay Group, at the direction of the committee, performed a comprehensive analysis of (a) the composition of the company’s proxy peer group and (b) the total direct compensation for our named executive officers and certain executives. As part of the peer group study, Hay Group advised the committee regarding the appropriate mix of companies to use in analyzing and assessing the CarMax executive compensation program. Based upon Hay Group’s advice and the committee’s independent judgment, the committee selected the 18 public companies noted below as its new peer group, 13 of which had been in the company’s prior peer group. These peers fall within a reasonable range (both above and below CarMax) of comparative factors such as revenue, market capitalization, net income, total shareholder return, and return on investment, and these peers are generally specialty auto retailers, direct competitors or hard goods retailers. The composition of our peer group may vary from year to year.

The following companies comprise our peer group:

Advance Auto Parts, Inc.	Family Dollar Stores, Inc.	Penske Automotive Group, Inc.
AutoNation, Inc.	GameStop Corp.	PetSmart, Inc.
AutoZone, Inc.	Genuine Parts Company	Ross Stores, Inc.
Bed Bath & Beyond Inc.	Group 1 Automotive, Inc.	The Sherwin-Williams Company
Dick’s Sporting Goods, Inc.	The Hertz Corporation	Staples, Inc.
Dollar General Corporation	Kohl’s Corporation	Tractor Supply Company

Hay Group’s total direct compensation study compared the value of each of our executive’s direct compensation to the corresponding compensation awarded to similarly situated personnel within the peer group noted above, as well as to the compensation awarded to executives from a broader group of retail companies. This competitive market data provides a frame of reference for the committee when evaluating executive compensation. The committee finds it useful to review these companies’ compensation practices in considering and determining CarMax’s own compensation policies and practices.

The committee generally tries to set base salaries that are competitive within the peer group. The committee employs annual incentive bonuses and stock-based awards to further reward executive officers with total direct compensation above the median of the peer group when the company performs well. The failure to (a) achieve pre-determined earnings per share targets or (b) increase the company’s stock price will result in reduced or no realized compensation from the annual incentive bonus and stock-based awards compensation programs. The committee does not use peer group data as its sole determinant in making compensation decisions. This data is one of many factors that inform the committee’s compensation decisions. Other factors include individual performance, company performance, level of seniority and succession planning.

Section II. The Key Elements of Our Executive Compensation Program and Fiscal 2012 Decisions

The key elements of compensation for our named executive officers are base salary, an annual incentive bonus and stock-based awards. Together, these elements comprise total direct compensation.

Base Salary	+	Annual Incentive Bonus	+	Stock-Based Awards	=	Total Direct Compensation

Each of the three key elements of total direct compensation promotes one or more compensation objectives set forth above. Competitive base salaries help us to attract, retain and motivate executives. Our annual incentive bonus, which is tied to earnings per share, helps to align the interests of our executive officers with the financial interests of our shareholders and encourages the achievement of the company’s financial goals. The stock-based awards directly tie an executive’s long-term compensation to the company’s stock price, as well as encourage the achievement of our strategic, operational and financial goals.

The committee considers each key element of compensation when designing and evaluating our executive compensation program. This consideration ensures that the program will meet its specified objectives. The committee recognizes the impact that an adjustment to one key element of compensation may have on other elements. For example, an increase in a named executive officer’s base salary will result in a larger target incentive amount. However, decisions regarding any one key element of compensation are not determinative of decisions that will be made regarding the other key elements. Further, committee decisions regarding stock-based awards and committee decisions regarding base salaries and annual incentive bonuses are generally made at separate committee meetings. Notwithstanding the independence of these decisions, each committee decision regarding the key elements of compensation is made in furtherance of the objectives of the program.

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

The committee did not consider the realized value of stock-based compensation when designing and evaluating our executive compensation program. This excluded compensation was not a factor in the committee’s analysis and decisions regarding total direct compensation and was not used when analyzing the company’s position within the peer group percentiles. The committee generally considers the value of stock-based compensation as an element of the company’s executive compensation program at the time of grant of a stock-based award, not at the time of exercise.

Compensation Mix

As officers assume higher levels of responsibility, the percentage of their compensation that is performance-based increases. Although we do not have a pre-established policy or target for allocation between specific compensation components, the majority of our named executive officers’ annual total direct compensation is determined by the company’s performance, as measured by our earnings per share and stock price. The table below illustrates how fiscal 2012 total direct compensation was allocated between performance-based and fixed compensation, as well as the break-down of performance-based compensation that is based on annual and long-term company performance.

	Percentage of Total Direct Compensation		Percentage of Performance- Based Total Compensation
	Performance- Based	Fixed	Annual	Long- Term
Thomas J. Folliard	82	18	19	81
Michael K. Dolan	77	23	16	84
Joseph S. Kunkel	70	30	15	85
Thomas W. Reedy (a)	76	24	11	89
William C. Wood (a)	76	24	11	89
Keith D. Browning (b)	75	25	11	89

(a)   The company granted equity awards to Messrs. Reedy and Wood two times in fiscal 2012, once as part of the company’s annual equity award process in April 2011 and once in December 2011 related to the addition of significant new responsibilities to each of them. Accordingly, their performance-based compensation is more heavily weighted towards the company’s long-term performance than the other named executive officers.

(b)   In light of his October 2011 retirement, Mr. Browning will be paid a pro-rata bonus for fiscal 2012. His receipt of a pro-rata bonus for fiscal 2012, as opposed to a full-year bonus, affected his compensation mix allocation.

Base Salary

The committee establishes competitive base salaries to retain key officers and attract new talent that the committee believes are necessary for our long-term success. An executive officer’s base salary generally reflects the officer’s responsibilities, tenure, job performance and the direct competition for the officer’s services. The committee reviews officer base salaries at 12-month intervals, generally in April. When the committee reviews these base salaries, it considers the reports and advice provided by its independent consultant, as well as the recommendations provided by our CEO (except when setting the CEO’s base salary).

In April 2011, the following base salary adjustments were made.

Name	Prior Base Salary ($)	Adjusted Base Salary ($)	Percentage Increase (%)
Thomas J. Folliard	1,005,000	1,040,000	3.5
Michael K. Dolan	606,979	628,223	3.5
Joseph S. Kunkel	571,568	591,573	3.5
Thomas W. Reedy	430,000	445,000	3.5
William C. Wood	430,000	445,000	3.5
Keith D. Browning (a)	642,389	642,389	–
(a)	In light of his retirement, Mr. Browning did not receive a base salary increase in fiscal 2012.

In April 2011, Mr. Folliard recommended that the committee increase the base salaries for each of the other named executive officers (other than Mr. Browning, due to his upcoming retirement) by 3.5%, based upon the contributions that each officer made to the company’s performance during fiscal 2011. The committee agreed with Mr. Folliard’s recommendation.

In April 2011, the committee conducted a review of Mr. Folliard’s performance. As part of this performance review, the committee considered, among other factors, the company’s earnings performance, store growth plans and execution, management development, culture and cost management. Based on Mr. Folliard’s performance review and consistent with the base salary increases for the named executive officer group, the committee increased Mr. Folliard’s base salary by 3.5% to $1,040,000.

In October 2011, Mr. Folliard recommended that the committee increase the base salaries of each of Messrs. Reedy and Wood from $445,000 to $500,000. Mr. Folliard made this recommendation based upon the expanded roles and responsibilities that each executive assumed at that time. Following Mr. Browning’s retirement, Mr. Reedy became responsible for the management of the company’s finance operation, CarMax Auto Finance, in addition to his CFO duties. Mr. Wood, who previously had responsibility for all sales operations at the company’s stores, took on additional management responsibilities related to merchandising, our store business offices and service operations. In addition to Mr. Folliard’s recommendation, the committee considered the advice of Hay Group regarding these base salary increases. Following its independent consideration, the committee approved these base salary increases.

Annual Incentive Bonus

Pursuant to our Annual Performance-Based Bonus Plan, as amended and restated, we may provide annual incentive bonuses to our executive officers. Payments, if any, made under this plan are directly tied to the achievement of certain pre-defined financial performance goals. We adopted the Bonus Plan as a mechanism to provide this annual incentive compensation and to preserve the deductibility of this compensation in accordance with Section 162(m) of the Internal Revenue Code and related regulations.

The amount of the incentive bonus depends on our actual performance as measured against objective performance goals established by the committee at the beginning of each fiscal year. In April 2011, the committee determined that the threshold, target and maximum performance goals for fiscal 2012 would be based on our fiscal 2012 earnings per share. The committee believes that earnings per share is an appropriate measure for the performance goal because stock price appreciation is generally based on earnings growth. Accordingly, the interests of our management and our shareholders will be aligned.

Each named executive officer’s individual incentive bonus target is set forth in a written agreement with the company, is directly tied to his level of authority and is expressed as a percentage of his base salary. Each named executive officer’s base salary, incentive target percentage, and target and maximum incentive bonus amounts for fiscal 2012 is set forth in the table below.

Name	Base Salary ($)	Incentive Target Percentage (%)	Target Incentive Amount ($)	Maximum Incentive Amount ($)
Thomas J. Folliard	1,040,000	100	1,040,000	1,560,000
Michael K. Dolan	628,223	60	376,934	565,401
Joseph S. Kunkel	591,573	40	236,629	354,944
Thomas W. Reedy	500,000	40	200,000	300,000
William C. Wood	500,000	40	200,000	300,000
Keith D. Browning (a)	642,389	60	385,433	578,150

(a)   In light of his October 2011 retirement, Mr. Browning will be paid a pro-rata bonus for fiscal 2012.

If the committee determines that an executive officer is eligible for payment under the Bonus Plan because our performance goals have been met, the exact bonus amount is determined by multiplying the target incentive amount by a performance adjustment factor. The performance adjustment factors established by the committee for fiscal 2012 pursuant to the Bonus Plan were:

•	25% if the threshold performance goal was achieved.

•	100% if the target performance goal was achieved.

•	150% if the maximum performance goal was achieved.

If the threshold performance goal is not achieved, no incentive bonus is paid, as was the case in each of fiscal 2009 and 2008. The performance adjustment factors are

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

prorated when our actual performance exceeds a lower performance goal but not the next higher performance goal. The Bonus Plan provides that the maximum annual amount payable is the lesser of 200% of the executive’s base salary or $2,000,000. However, the committee limited the maximum performance adjustment factor to 150% for fiscal 2012.

Under the Bonus Plan, the committee may reduce the amount of any bonus award paid to a named executive officer below the amount that otherwise would be payable upon application of the relevant adjustment factor and may decide not to pay a bonus even when performance goals have been satisfied. Under no circumstances, however, may the committee increase the amount of any bonus payable under the Bonus Plan above what would be payable to an executive upon application of the relevant adjustment factor.

Performance Targets

In April 2011, the committee established the following diluted earnings per share targets for fiscal 2012: $1.67 as the threshold performance goal; $1.82 as the target performance goal; and $1.94 as the maximum performance goal under the Bonus Plan. In April 2012, the committee certified that CarMax had achieved diluted earnings per share for fiscal 2012 of $1.79, which was between our threshold and target goals. Accordingly, based on the bonus formula, the performance adjustment factor for fiscal 2012 was 86.4%.

During the last five fiscal years, the average performance adjustment factor has been 87% (86.4%, 150%, 200%, 0% and 0% for fiscal 2012, 2011, 2010, 2009 and 2008 respectively), meaning that, on average for the past five years, we have paid our named executive officers an annual incentive bonus award of 87% of their respective target incentive amounts.

Stock-Based Awards

In fiscal 2010, the company modified its stock-based compensation program. The key changes resulted in our diminished reliance on stock options as the sole form of executive equity pay and the introduction of stock-settled restricted stock units (which we refer to as “market stock units” (“MSUs”)) to enhance our long-term pay practices. Unlike options, MSUs retain some of their value even when our stock price falls below the MSU’s grant date price and therefore serve as a retention tool and provide additional associate motivation even in down-market environments. At the executive officer and vice president levels, 75% of the fair value of each equity grant was delivered in the form of stock options and 25% was delivered in the form of MSUs. Additionally, for those associates who had previously received restricted stock, we began awarding cash-settled restricted stock units in their place, in an effort to limit shareholder dilution and conserve the number of shares allocated to our Stock Incentive Plan. We maintained each of these equity compensation practices in fiscal 2012.

In determining the number of options and MSUs to award, the committee considers the named executive officer’s role at CarMax; our recent financial performance; the performance of our common stock; the fair market value, expense and dilutive effect of any potential award; as well as succession planning and the retention of the services of the officer. To assist in this endeavor, the committee solicits the insight of the company’s CEO, as well as its independent compensation advisors. Generally, the CEO provides an initial recommendation of annual equity awards to the committee. The committee reviews this recommendation and then makes its own independent determination of the annual equity awards.

Equity awards provided to the named executive officers remained flat, as the same number of options and MSUs were awarded to each officer on a year-over-year basis. Due to an increase in our stock price, the fiscal 2012 awards had a grant date fair value that was 27% greater than those provided in fiscal 2011.

In fiscal 2012, the committee approved stock option and MSU awards for our named executive officers in the amounts noted below. The table also includes the grant date fair values of the equity awards made in fiscal 2012 and 2011:

	Options and MSUs Granted in Fiscal 2012			Options and MSUs Granted in Fiscal 2011
Name	Number of Stock Options	Number of MSUs	Total Grant Date Fair Value ($)	Number of Stock Options	Number of MSUs	Total Grant Date Fair Value ($)
Thomas J. Folliard	209,951	20,972	3,861,626	209,951	20,972	3,040,093
Michael K. Dolan	94,669	9,456	1,741,223	94,669	9,456	1,370,790
Joseph S. Kunkel	64,894	6,482	1,193,583	64,894	6,482	939,657
Thomas W. Reedy (a)	79,846	8,021	1,443,580	78,650	7,861	1,189,633
William C. Wood (a)	79,846	8,021	1,443,580	64,894	6,482	939,657
Keith D. Browning	94,669	9,456	1,741,223	94,669	9,456	1,370,790

(a) As noted above, the company granted equity awards to Messrs. Reedy and Wood two times in fiscal 2012, once as part of the company’s annual equity award process in April 2011 and once in December 2011 related to the addition of significant new responsibilities to each of them.

The exercise price of the annual option awards granted in April of fiscal 2012 and 2011 was $32.69 and $25.39, respectively (The exercise price of the December 2011 option awards to Messrs. Reedy and Wood was $30.24). Limited stock appreciation rights (“SARs”) were granted in tandem with each of the option awards set forth above. The SARs may only be exercised in the event of a change-in-control of the company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option. No free-standing SARs have been granted.

The fiscal 2012 annual equity awards were granted on April 5, 2011, which was three business days following the date on which we released our fiscal 2011 year-end earnings information. The December 2011 equity awards to Messrs. Reedy and Wood were granted on December 27, 2011, which was three business days following the date on which we released our fiscal 2012 third-quarter earnings information. Pursuant to our Grant Policy, all of these equity grants were made in accordance with a pre-determined schedule, from which the committee did not deviate. The options and MSUs were priced at the volume-weighted average price of the company’s common stock on the grant date. The committee has determined that the use of the volume-weighted average price, as opposed to the closing price, is more representative of the value of the common stock because it incorporates all trades made on the grant date, as opposed to using only the final trade of the day. Our pricing policy is also incorporated in our Grant Policy.

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

Section III. Additional Elements of Compensation

We provide our executive officers with the benefits and perquisites described below, which are intended to be a part of a competitive compensation package.

Retirement Plans

We provide all associates, including our named executive officers, with the opportunity to participate in our 401(k) Plan. We also provide eligible associates, namely those individuals whose benefits under our 401(k) Plan are limited due to the compensation limits imposed by the Internal Revenue Code, the opportunity to participate in our Retirement Restoration Plan. Further, we provide a nonqualified deferred compensation benefit, our Executive Deferred Compensation Plan, to permit eligible associates to defer receipt of a portion of their base salary and/or bonus to a future date. A description of the terms of each plan can be found in the narrative discussion following the “Nonqualified Deferred Compensation” table on page 36 (Note that our 401(k) Plan is a tax-qualified plan). Additionally, details regarding the fiscal 2012 contributions to each named executive officer’s Retirement Restoration Plan and Executive Deferred Compensation Plan accounts, as well as the earnings and aggregate balances for those accounts, can be found in the “Nonqualified Deferred Compensation” table.

During fiscal 2009, we froze our Pension Plan and Benefit Restoration Plan, which were retirement plans that we previously offered. As a result, as of December 31, 2008, no additional benefits will accrue under the Pension Plan or the Benefit Restoration Plan. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2012” table on page 34.

Health and Welfare Plans

We provide a variety of competitive health and welfare plans to our associates and executives, including medical, dental and vision care; life, accidental death and dismemberment and dependent life insurance; short-term and long-term disability insurance; and paid time off. Additionally, each executive officer is encouraged to participate, at their own cost, in our executive physical program, which provides screening, preventative and general medical care.

Company Transportation

We provide a car allowance and the use of a CarMax-owned vehicle for each of our named executive officers. We offer a similar benefit to each of our regional vice presidents. We also provide the use of a CarMax-owned vehicle, on the same terms as provided to the named executive officers, to certain other eligible associates. For all associates using CarMax-owned vehicles, we bear the maintenance and insurance costs. The IRS treats both the monthly vehicle allowance and the personal use of company-owned vehicles as income to the associate and the related taxes are paid by the associate.

Our executive officers are encouraged to use our plane for business travel. Additionally, our plane is available for personal use by Messrs. Folliard, Browning, Dolan and Kunkel when we do not need the plane for business travel (given his October 2011 retirement, our plane is no longer available to Mr. Browning for his personal use). Our policy regarding personal use requires that Mr. Folliard reimburse the company for the incremental costs associated with his personal use to the extent that the incremental costs exceed $125,000 in any fiscal year. The policy requires that Messrs. Browning, Dolan and Kunkel reimburse the company for the incremental costs associated with their respective personal use of the plane to the extent that the incremental costs exceed $35,000 in any fiscal year. All income taxes associated with an executive’s personal use of the plane are borne by the executive.

Tax and Financial Planning Services

We provide a tax and financial planning benefit to our named executive officers. Officers who elect the services of the company’s tax and financial advisory firm must pay the income taxes associated with this benefit, which is valued at $14,000 per year. Officers who forego this benefit may opt to engage their own tax professional, which expense will be borne by the company in an amount up to $5,000 ($10,000 for the CEO), with the officer paying the taxes associated with this income. The committee approved this benefit to reduce the amount of time and attention that our executive officers must spend on these matters, which permits them to focus on their responsibilities to us, and to maximize the financial reward of the compensation that we provide.

Stock Ownership Guidelines

In April 2011, the committee adopted revised stock ownership guidelines for our executive officers. No later than five years after becoming a senior vice president, executive vice president or CEO, each officer must hold shares of our common stock equal in value to the amounts set forth below.

Subject Officers	Required to Own the Lesser of:
Chief Executive Officer	6 x Base Salary or 300,000 shares
Executive Vice President	3 x Base Salary or 100,000 shares
Senior Vice President	2 x Base Salary or 50,000 shares

Shares owned outright, in-the-money stock options, restricted stock and MSUs are included in determining compliance with the share ownership requirements. As of February 29, 2012, all of our named executive officers exceeded the ownership thresholds set forth in these guidelines. The stock ownership guidelines are available under the “Corporate Governance” link at investor.carmax.com. Further, pursuant to our Policy Against Insider Trading, all CarMax associates, including our named executive officers, are prohibited from engaging in any hedging transactions with CarMax stock.

Tax Considerations

The company does not provide tax gross-ups on any compensation or perquisites provided to its named executive officers.

Section 162(m) of the Internal Revenue Code generally disallows a deduction by publicly held corporations for compensation in excess of $1 million paid to the CEO or any of the three other most highly compensated officers (other than the CFO). Certain performance-based compensation qualifies for an exemption under Section 162(m) and is not subject to the deduction limit. Compensation under our Bonus Plan and stock options granted pursuant to our Stock Incentive Plan currently qualify for the exemption. The committee continues to monitor its executive compensation plans and policies with a view toward preserving the deductibility of executive compensation while maintaining the ability to attract and retain those executives necessary to assist us in reaching our goals and objectives.

Section IV. Employment and Severance Agreements

We have entered into an employment or a severance agreement with each of our named executive officers. The committee has determined that these written agreements are beneficial to us because they contain restrictive covenants relating to the protection of our confidential information and covenants not to compete and not to solicit our employees. These restrictive covenants continue for a period of two years following the end of the executive officer’s employment. Additionally, the committee believes that these agreements better enable our named executive officers to focus their efforts on the company’s strategic and operating goals.

Mr. Folliard’s employment agreement was for an initial term of two years, with automatic extensions for additional one-year periods following the end of the initial term (or any subsequent renewal period), unless either CarMax or Mr. Folliard provides written notice of intent not to renew at least 90 days before the end of the then-current term. The severance agreements with the other named executive officers do not have a specified term of agreement.

Under the terms of the employment and severance agreements, the committee establishes and approves each named executive officer’s annual base salary, which cannot be less than the minimum base salary set forth in each agreement unless across-the-board reductions in salary are implemented for all of our senior officers. Additionally, the committee approves the performance measures and payment amounts that determine each named executive officer’s annual incentive bonus under the Bonus Plan. Each named executive officer is also eligible to participate in our Stock Incentive Plan and to participate in all other incentive, compensation, benefit and similar plans available to our other executive officers.

Clawback and Forfeiture Provisions

The employment and severance agreements contain a clawback provision. If any named executive officer engages in conduct for which he could be terminated for cause, with certain limitations, and the conduct directly results in the filing of a restatement of any financial statement that was previously filed with the SEC (or other governmental agency), the named executive officer shall

COMPENSATION DISCUSSION AND ANALYSIS CONTINUED

forfeit and, upon demand by the company, repay all compensation that was expressly conditioned upon the achievement of certain financial results if the restated financial statements would have resulted in a lesser amount being paid.

In addition to the clawback provision contained in each of these agreements, our equity award agreements also contain a forfeiture provision. If a named executive officer is terminated for cause, the officer’s unexercised vested and unvested options are forfeited. Further, all unvested MSUs and restricted stock are also forfeited upon a termination for cause.

Change-in-Control and Severance Benefits

Each employment and severance agreement provides for the termination of employment due to retirement, death or disability (as those terms are defined in each agreement). The agreements also provide for the termination of employment by us without “cause” and termination by the executive officer for “good reason” (as those terms are defined in each agreement). Termination under any of these circumstances will entitle the executive officer to receive certain payments and other benefits.

The agreements also provide for payments and benefits following the termination of employment in these circumstances in connection with a change-in-control or a sale of all or substantially all of the assets of the company in a single transaction or a series of related transactions (an “asset sale”). Detailed information with respect to these payments and benefits can be found under the heading, “Potential Payments Upon Termination or Change-in-Control” beginning on page 37. The executive officers are not entitled to any severance payments as a result of voluntary termination (outside of the retirement context) or if they are terminated for cause.

The committee believes that these severance benefits encourage the commitment and availability of our named executive officers and ensure that they will be able to devote their full attention and energy to our affairs in the face of potentially disruptive and distracting circumstances. In the event of a potential change-in-control, our named executive officers will be able to analyze and evaluate proposals objectively with a view to the best interests of CarMax and its shareholders and to act as the board may direct without fear of retribution if a change-in-control occurs. The committee recognizes that the severance benefits may have the effect of discouraging takeovers and protecting our officers from removal, because the severance benefits increase the cost that would be incurred by an acquiring company seeking to replace current management; however, the committee believes that the benefit to the company outweighs this concern.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The CarMax, Inc. Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon their review and discussions, recommended to the CarMax board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND PERSONNEL COMMITTEE

Thomas G. Stemberg, Chairman

Ronald E. Blaylock

Edgar H. Grubb

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows, for fiscal 2012, fiscal 2011 and fiscal 2010, the compensation paid to or earned by our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards (a) ($)	Option Awards (a) ($)	Non-Equity Incentive Plan Comp- ensation (b) ($)	Change in Pension Value and Nonqualified Deferred Comp- ensation Earnings (c) ($)	All Other Comp- ensation (d) ($)	Total ($)
Thomas J. Folliard	2012	1,037,308	955,904	2,905,722	898,560	357,735	319,390	6,474,619
President and Chief Executive Officer	2011	993,077	760,025	2,280,068	1,507,500	105,469	262,693	5,908,832
	2010	850,000	526,328	1,900,956	1,700,000	194,519	132,309	5,304,112
Keith D. Browning	2012	424,965	431,004	1,310,219	211,669	562,929	28,323	2,969,109
Former Executive VP, Finance	2011	640,347	342,685	1,028,105	578,150	204,884	91,567	2,885,738
	2010	615,835	237,322	857,160	739,002	381,789	43,469	2,874,577
Michael K. Dolan	2012	626,589	431,004	1,310,219	325,671	208,520	137,694	3,039,697
Executive VP and Chief Administrative Officer	2011	605,028	342,685	1,028,105	546,281	82,953	118,611	2,723,663
	2010	581,622	237,322	857,160	697,947	153,645	71,821	2,599,517
Joseph S. Kunkel	2012	590,034	295,450	898,133	204,448	159,024	115,738	2,262,827
Senior VP, Marketing & Strategy	2011	569,710	234,908	704,749	342,941	48,530	119,339	2,020,177
	2010	547,409	162,681	587,571	437,927	89,911	88,772	1,914,271
Thomas W. Reedy	2012	460,800	357,949	1,085,631	172,800	54,264	73,010	2,204,454
Senior VP and Chief Financial Officer	2011	411,486	297,390	892,243	258,000	16,241	55,808	1,931,168
William C. Wood	2012	460,800	357,949	1,085,631	172,800	130,800	67,423	2,275,403
Senior VP, Stores	2011	423,594	234,908	704,749	258,000	37,997	58,189	1,717,437

(a)  Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. These amounts do not correspond to the actual value that may be realized by each named executive officer. Additional information regarding outstanding awards, including corresponding exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal 2012 Year End” table on page 32. The assumptions used in determining the grant date fair values of the stock and option awards are set forth in Note 12(C) to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

(b)  Represents the annual incentive bonus earned under our Bonus Plan.

(c)  Represents the aggregate increase in the actuarial value of accumulated benefits under our Pension Plan and Benefit Restoration Plan accrued during the relevant fiscal year. The “Pension Benefits in Fiscal 2012” table, and its accompanying narrative on pages 34 and 35, contain additional details with respect to these amounts.

(d)  Further details are included in the “All Other Compensation in Fiscal 2012” table on page 30.

EXECUTIVE COMPENSATION CONTINUED

All Other Compensation in Fiscal 2012

Name	Personal Use of Company Plane (a) ($)	Personal Use of Company Automobile (b) ($)	Automobile Allowance (c) ($)	Retirement Savings Plan Contribution (d) ($)	Deferred Compensation Account Contributions (e) ($)	Other (f) ($)	Total ($)
Thomas J. Folliard	125,000	3,645	10,296	16,060	149,138	15,251	319,390
Keith D. Browning	–	–	4,264	2,923	–	21,136	28,323
Michael K. Dolan	35,000	5,456	6,396	16,193	59,913	14,736	137,694
Joseph S. Kunkel	28,027	6,422	6,396	15,217	44,518	15,158	115,738
Thomas W. Reedy	n/a	6,323	6,396	16,194	30,097	14,000	73,010
William C. Wood	n/a	–	6,396	16,227	30,064	14,736	67,423

(a)  The compensation associated with the personal use of the company plane is based on (a) the incremental cost of operating the plane and (b) additional costs, if any, specifically associated with a “personal use” flight. The incremental cost is calculated based upon the average variable costs of operating the plane. Variable costs include fuel, maintenance, travel expenses for the flight crews and other miscellaneous expenses. The total annual variable costs are divided by the total number of miles our plane flew in fiscal 2012 to determine an average variable cost per mile. The average variable cost per mile is multiplied by the miles flown for personal use to derive the incremental cost. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, monthly service contracts, hangar rental fees, taxes, rent, depreciation and insurance. The costs associated with deadhead flights (i.e., flights that travel to a destination with no passengers as a result of an executive’s personal use) and incremental plane charters (i.e., plane charters, if any, that we pay for because our plane was not available for business use due to an executive’s personal use) are included in the incremental cost calculations for each executive. The IRS treats the personal use of the company plane as income to the executive and the related taxes are paid by the executive using applicable Standard Industry Fare Level rates.

(b)  The value of the personal use of a company automobile is determined based on the annual lease value method and excludes any expenses such as maintenance and insurance.

(c)  The monthly vehicle allowance for Mr. Folliard is $858 and for the other named executive officers is $533.

(d)  Includes the company matching portion of each executive’s Retirement Savings Plan (“RSP”) contributions. Also includes a company-funded contribution made regardless of an executive’s participation in the RSP, as well as an additional company-funded contribution to those executives who met certain age and service requirements as of December 31, 2008, the date that our Pension Plan was frozen. These RSP benefits are offered on the same terms to all CarMax associates.

(e)  Includes the company matching portion of each executive’s Retirement Restoration Plan (“RRP”) contributions. Also includes a company-funded contribution regardless of each executive’s participation in the RRP, as well as an additional company-funded contribution to those executives who met certain age and service requirements as of December 31, 2008, the date that our Pension Plan was frozen. These RRP benefits are offered on the same terms to all CarMax associates whose salary exceeds the IRS 401(k) annual limitations. Also includes a restorative contribution designed to compensate executives for any loss of company contributions under the RSP and RRP due to a reduction in the RSP and RRP eligible compensation resulting from deferrals into the Executive Deferred Compensation Plan.

(f)  Represents the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits, for the named executive officer including as applicable: (i) tax and financial planning services and (ii) certain travel expenses.

Grants of Plan-Based Awards in Fiscal 2012

The following table includes certain information with respect to grants of plan-based awards during fiscal 2012 to each of our named executive officers.

Name	Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (b) (#)	All Other Option Awards: Number of Securities Underlying Options (c) (#)	Exercise or Base Price of Option Awards (d) ($/Sh)	Grant Date Closing Price ($/Sh)	Grant Date Fair Value of Stock and Option Awards (e) ($)
			Thres- hold ($)	Target ($)	Maximum ($)

Thomas J. Folliard			260,000	1,040,000	1,560,000
	3/25/11	4/5/11				20,972				955,904
	3/25/11	4/5/11					209,951	32.69	32.62	2,905,722
Keith D. Browning			96,358	385,433	578,150
	3/25/11	4/5/11				9,456				431,004
	3/25/11	4/5/11					94,669	32.69	32.62	1,310,219
Michael K. Dolan			94,233	376,934	565,401
	3/25/11	4/5/11				9,456				431,004
	3/25/11	4/5/11					94,669	32.69	32.62	1,310,219
Joseph S. Kunkel			59,157	236,629	354,944
	3/25/11	4/5/11				6,482				295,450
	3/25/11	4/5/11					64,894	32.69	32.62	898,133
Thomas. W. Reedy			50,000	200,000	300,000
	3/25/11	4/5/11				6,482				295,450
	3/25/11	4/5/11					64,894	32.69	32.62	898,133
	10/17/11	12/27/11				1,539				62,499
	10/17/11	12/27/11					14,952	30.24	30.20	187,498
William C. Wood			50,000	200,000	300,000
	3/25/11	4/5/11				6,482				295,450
	3/25/11	4/5/11					64,894	32.69	32.62	898,133
	10/17/11	12/27/11				1,539				62,499
	10/17/11	12/27/11					14,952	30.24	30.20	187,498

(a)  Represents threshold, target and maximum payout levels under our Bonus Plan for fiscal 2012 performance. The actual amount of incentive bonus awards earned by each named executive officer in fiscal 2012 is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” on page 29. Additional information regarding the design of our Bonus Plan is included in the Compensation Discussion and Analysis beginning on page 19.

(b)  Represents stock-settled restricted stock units, which we refer to as “market stock units” or “MSUs.” At the end of the three-year vesting period, each MSU will be converted into between zero and two shares of CarMax common stock. The conversion ratio is calculated by dividing the average closing price of our stock during the final 40 trading days of the three-year period, by our stock price on the grant date, with the resulting quotient capped at two. This quotient is then multiplied by the number of MSUs granted.

(c)  Each option grant vests in 25% increments annually over four years and expires on the seventh anniversary of the grant date. Limited SARs were granted in tandem with each of the option awards set forth above. The SARs may only be exercised in the event of a change-in-control of the company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option. No free-standing SARs have been granted.

(d)  All fiscal 2012 stock options were issued with an exercise price equal to the volume-weighted average price of our common stock on the grant date.

(e)  Represents the grant date fair value of the award as determined in accordance with FASB ASC Topic 718.

EXECUTIVE COMPENSATION CONTINUED

Outstanding Equity Awards at Fiscal 2012 Year End

The following table includes information with respect to outstanding equity awards previously granted to our named executive officers as of February 29, 2012.

	Option Awards (a)					Stock Awards (b)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Thomas J. Folliard	4/1/2004	120,000	–	14.80	4/1/14
	6/24/2005	120,000	–	13.19	6/24/15
	4/3/2007	220,000	–	24.99	4/3/14
	4/7/2008	206,250	68,750	19.82	4/7/15
	4/7/2009	179,675	179,674	11.43	4/7/16
	4/7/2009					32,211	1,977,111
	4/6/2010	52,488	157,463	25.39	4/6/17
	4/6/2010					20,972	777,984
	4/5/2011	–	209,951	32.69	4/5/18
	4/5/2011					20,972	604,253
Keith D. Browning	4/3/2007	104,000	–	24.99	4/3/14
	4/7/2008	124,000	–	19.82	4/7/15
	4/7/2009	162,034	–	11.43	4/7/16
	4/6/2010	94,669	–	25.39	4/6/17
	4/5/2011	94,669	–	32.69	4/5/18
Michael K. Dolan	4/1/2004	50,000	–	14.80	4/1/14
	5/1/2006	50,000	–	17.20	5/1/13
	4/3/2007	100,000	–	24.99	4/3/14
	4/7/2008	93,000	31,000	19.82	4/7/15
	4/7/2009	40,509	81,016	11.43	4/7/16
	4/7/2009					14,524	891,483
	4/6/2010	23,668	71,001	25.39	4/6/17
	4/6/2010					9,456	350,783
	4/5/2011	–	94,669	32.69	4/5/18
	4/5/2011					9,456	272,450
Joseph S. Kunkel	4/1/2004	50,000	–	14.80	4/1/14
	6/24/2005	100,000	–	13.19	6/24/15
	5/1/2006	100,000	–	17.20	5/1/13
	4/3/2007	74,000	–	24.99	4/3/14
	4/7/2008	63,750	21,250	19.82	4/7/15
	4/7/2009	55,536	55,536	11.43	4/7/16
	4/7/2009					9,956	611,099
	4/6/2010	16,224	48,670	25.39	4/6/17
	4/6/2010					6,482	240,458
	4/5/2011	–	64,894	32.69	4/5/18
	4/5/2011					6,482	186,762

	Option Awards (a)					Stock Awards (b)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Thomas W. Reedy	4/1/2004	30,000	–	14.80	4/1/14
	6/24/2005	30,000	–	13.19	6/24/15
	5/1/2006	40,000	–	17.20	5/1/13
	4/3/2007	30,800	–	24.99	4/3/14
	4/7/2008	28,500	9,500	19.82	4/7/15
	4/7/2009	12,414	24,828	11.43	4/7/16
	4/7/2009					4,451	273,202
	4/6/2010	16,224	48,670	25.39	4/6/17
	4/6/2010					6,482	240,458
	12/27/2010	3,439	10,317	32.05	12/27/17
	12/27/2010					1,379	40,526
	4/5/2011	–	64,894	32.69	4/5/18
	4/5/2011					6,482	186,762
	12/27/2011	–	14,952	30.24	12/27/18
	12/27/2011					1,539	47,935
William C. Wood	4/1/2004	40,000	–	14.80	4/1/14
	6/24/2005	40,000	–	13.19	6/24/15
	4/3/2007	30,800	–	24.99	4/3/14
	4/7/2008	36,000	12,000	19.82	4/7/15
	4/7/2009	24,828	24,828	11.43	4/7/16
	4/7/2009					4,451	273,202
	4/6/2010	16,224	48,670	25.39	4/6/17
	4/6/2010					6,482	240,458
	4/5/2011	–	64,894	32.69	4/5/18
	4/5/2011					6,482	186,762
	12/27/2011	–	14,952	30.24	12/27/18
	12/27/2011					1,539	47,935

(a)  All option awards set forth in the table vest in 25% increments annually over a four-year period. Limited SARs were granted in tandem with each option award. The SARs may be exercised only in the event of a change-in-control of the company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option.

(b)  All stock awards set forth in the table vest on the third anniversary of the grant date. These stock awards are stock-settled restricted stock units, which we refer to as “market stock units” or “MSUs.” At the end of the three-year vesting period, each MSU will be converted into between zero and two shares of CarMax common stock. The conversion ratio is calculated by dividing the average closing price of our stock during the final 40 trading days of the three-year period, by our stock price on the grant date, with the resulting quotient capped at two. This quotient is then multiplied by the number of MSUs granted. For purposes of calculating the market value of the unvested MSUs in the table above, we assumed that the average closing price of our stock during the final 40 trading days of the three-year period was equal to the closing price of our stock on February 29, 2012, the last trading day of our fiscal year (which was $30.69).

EXECUTIVE COMPENSATION CONTINUED

Option Exercises and Stock Vested in Fiscal 2012

The following table includes information with respect to the options exercised by and the MSUs vested in the named executive officers during fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (a) (#)	Value Realized on Exercise (b) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Thomas J. Folliard	165,000	2,678,350	–		–
Keith D. Browning	–	–	33,436	(c)	1,336,742
Michael K. Dolan	–	–	–		–
Joseph S. Kunkel	50,000	902,661	–		–
Thomas W. Reedy	–	–	–		–
William C. Wood	40,000	524,000	–		–

(a)  Amounts represent the number of shares of common stock underlying stock options exercised during fiscal 2012.

(b)  Amounts were calculated by determining the difference between (i) the closing price of the company’s common stock on the exercise date and (ii) the exercise price of the stock options.

(c)  As a result of his retirement on October 18, 2011, all of Mr. Browning’s unvested MSUs vested. The valuation of those awards, based upon the closing price of CarMax stock on October 18, 2011 (which was $28.07), is provided in the table. However, in accordance with the terms of each MSU award agreement, each MSU award will not be settled and paid until the third anniversary of their respective grant dates.

Pension Benefits in Fiscal 2012

The following table presents information with respect to the accumulated benefits, credited service and benefit payments for each named executive officer under our Pension Plan and Benefit Restoration Plan for fiscal 2012.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (a) ($)	Payments During Last Fiscal Year ($)
Thomas J. Folliard	Pension Plan	16	229,347	–
	Benefit Restoration Plan	16	1,069,563	–
Keith D. Browning	Pension Plan	27	714,388	16,803
	Benefit Restoration Plan	27	2,379,904	28,747
Michael K. Dolan	Pension Plan	12	378,712	–
	Benefit Restoration Plan	12	985,387	–
Joseph S. Kunkel	Pension Plan	11	177,836	–
	Benefit Restoration Plan	11	439,175	–
Thomas W. Reedy	Pension Plan	6	89,280	–
	Benefit Restoration Plan	6	111,718	–
William C. Wood	Pension Plan	19	254,420	–
	Benefit Restoration Plan	19	203,597	–

(a)  Determined assuming retirement at age 65. The discount rate (4.75%) and mortality assumptions utilized in calculating the present value of the accumulated benefit shown above were consistent with those used for our financial reporting purposes. Additional information regarding our assumptions is set forth in Note 10 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

Pension Plan

This is a tax-qualified defined benefit plan that was generally available to all full-time associates after age 21 and upon completion of one year of service. Effective December 31, 2008, the company froze the Pension Plan; no additional benefits will accrue under the Pension Plan after that date.

Previously accrued benefits are determined under a formula that defines an annual annuity amount payable at termination or retirement. The benefit formula is the sum of (1) 0.85% times highest average earnings times years of service up to 35 years plus (2) 0.65% times the excess of highest average earnings over Social Security Covered Compensation times years of service up to 35 years. Earnings are defined as total earnings including base pay, bonuses, overtime pay and commissions, but may not exceed the applicable IRS limits for any year. In the final year of benefit accruals, the annual IRS compensation limit was $230,000. Highest average earnings are based on the highest five consecutive calendar years of earnings during the ten consecutive years before termination or December 31, 2008, if earlier. All participants are vested after five years of service. Benefits are payable at age 65 as a lifetime annuity or actuarially equivalent optional annuity. Actuarially reduced benefits are available to participants retiring after age 55 with at least ten years of service, or after age 62 with at least seven years of service.

Benefit Restoration Plan

The purpose of this nonqualified plan was to provide an alternate means of paying benefits intended under the Pension Plan that were restricted by law due to IRS limitations. Effective December 31, 2008, the company froze the Benefit Restoration Plan; no additional benefits will accrue under the Benefit Restoration Plan after that date. Benefits are generally determined and payable under the same terms and conditions as the Pension Plan without regard to IRS limitations on amounts of includable earnings and maximum benefits. Benefits paid are reduced by benefits payable under the Pension Plan. To be eligible to receive benefits under the Benefit Restoration Plan, participants must, upon termination, meet the early retirement or normal retirement requirements of our Pension Plan.

Early Retirement Benefits

As of February 29, 2012, Mr. Dolan was eligible to retire with actuarially reduced benefits from the Pension Plan and the Benefit Restoration Plan because he is over age 55 and has at least ten years of service, and therefore has met the requirements for early retirement under our Pension Plan. Mr. Browning retired in October 2011.

Extra Years of Credited Service

None of our named executive officers have been granted extra years of service under either the Pension Plan or the Benefit Restoration Plan.

EXECUTIVE COMPENSATION CONTINUED

Nonqualified Deferred Compensation

The following table presents information with respect to fiscal 2012 contributions to each named executive officer’s Retirement Restoration Plan (“RRP”) and Executive Deferred Compensation Plan (“EDCP”) accounts, as well as the aggregate earnings, withdrawals/distributions and balances for each account.

Name	Plan Name	Executive Contributions in Last Fiscal Year (a) ($)	Registrant Contributions in Last Fiscal Year (b) ($)	Aggregate Earnings in Last Fiscal Year (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (d) ($)
Thomas J. Folliard	RRP	114,721	149,138	26,168	–	416,899
	EDCP	–	–	–	–	–
Keith D. Browning	RRP	–	–	2,810	–	66,048
	EDCP	–	–	–	–	–
Michael K. Dolan	RRP	23,251	30,227	11,861	–	204,702
	EDCP	452,106	29,686	(3,507)	–	486,030
Joseph S. Kunkel	RRP	34,245	44,518	7,886	–	229,354
	EDCP	–	–	–	–	–
Thomas W. Reedy	RRP	23,152	30,097	3,140	–	80,260
	EDCP	–	–	–	–	–
William C. Wood	RRP	22,057	28,674	7,016	–	123,526
	EDCP	20,578	1,390	513	–	23,860

(a)  These amounts represent payroll deductions for the applicable executive and are therefore included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table” on page 29.

(b)  Company contributions are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 29 and were credited to each executive’s account after the close of the fiscal year.

(c)  The company does not pay above-market interest or preferential dividends on investments in the Retirement Restoration Plan or the Executive Deferred Compensation Plan. Earnings are calculated in accordance with the performance of the mutual fund or funds selected by each executive.

(d)  For each of Messrs. Folliard, Browning, Dolan, Kunkel, Reedy and Wood, the following amounts were reported as compensation to each person in the “Summary Compensation Table” in prior fiscal years, respectively: $122,477; $60,992; $143,237; $124,474; $17,009; and $48,665.

Retirement Savings Plan and Retirement Restoration Plan

We provide our executives with the opportunity to participate in two retirement plans: our 401(k) Plan and our Retirement Restoration Plan.

Our 401(k) Plan, which we refer to as our “Retirement Savings Plan,” is a tax-qualified, broad-based retirement savings plan available to all full- and part-time associates. Associate contributions in a specified percentage of cash compensation are permitted subject to dollar limits established annually by the IRS. After one year of service, we match a portion of those contributions. We also provide a company-funded contribution regardless of associate participation, as well as an additional company-funded contribution to those associates meeting certain age and service requirements. Contributions to the Retirement Savings Plan may be invested at the employee’s direction in a variety of mutual funds. Each named executive officer’s participation in our Retirement Savings Plan is limited by the applicable IRS rules.

The Retirement Restoration Plan is a nonqualified deferred compensation plan that supplements our Retirement Savings Plan and allows eligible associates, namely those individuals whose benefits under the Retirement Savings Plan are limited due to the compensation limits imposed by the Internal Revenue Code ($250,000 for 2012), to continue to defer portions of their compensation for retirement savings. The matching and company-funded contributions associated with the Retirement Restoration Plan are provided on the same terms as the Retirement Savings Plan. Retirement Restoration Plan accounts are paid in a single lump sum payment at separation from service, subject to the requirements of Section 409A of the Internal Revenue Code.

Executive Deferred Compensation Plan

In fiscal 2011, we established an additional nonqualified deferred compensation plan, the Executive Deferred Compensation Plan, to permit eligible associates to elect to defer receipt of a portion of their base salary and/or bonus to a future date. We do not match funds deferred through this plan. The plan merely provides a mechanism for eligible associates to defer income and related investment gains until the compensation is actually received at the chosen later date. We do, however, provide a restorative contribution designed to compensate associates for any loss of company contributions under the Retirement Savings Plan and Retirement Restoration Plan due to a reduction in the Retirement Savings Plan and Retirement Restoration Plan eligible compensation resulting from deferrals into the Executive Deferred Compensation Plan. Executive Deferred Compensation Plan accounts are paid based upon a participant’s election at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code. In fiscal 2012, Messrs. Dolan and Wood participated in the Executive Deferred Compensation Plan.

All Retirement Restoration Plan and Executive Deferred Compensation Plan accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

Potential Payments Upon Termination or Change-in-Control

General

As discussed on pages 27 and 28, we have entered into employment or severance agreements with each of our named executive officers. Each agreement provides for payments and other benefits upon the occurrence of certain termination events, such as retirement, death or disability and termination of employment by the company without cause and termination by the executive officer for good reason.

Each agreement also provides for payments and benefits following the termination of employment in connection with a change-in-control or an asset sale. Each agreement defines a change-in-control as the acquisition by a third party of beneficial ownership of 20% or more of the voting power of our securities or, in connection with a tender or exchange offer, merger or other business transaction, the directors serving immediately prior to the transaction no longer constitute a majority of the board of directors following the transaction. The change-in-control provisions also cover an asset sale.

In connection with any of the termination events, our payment obligation under each agreement is contingent upon the named executive officer satisfying the following obligations:

•	During his employment and for two years following his termination, the named executive officer must comply with the provisions of the covenant not to compete.

•	During his employment and for the two years following his termination, the named executive officer may not solicit or induce our employees to leave us or hire any of our employees.

•

During his employment and at all times subsequent to his last day of his employment, the named executive officer must hold in strict confidence and safeguard any and all protected information, including information, data and trade secrets about us and our suppliers.

•	The named executive officer must execute an agreement and general release, under which the named executive officer releases us from any claims and returns our property.

•	The named executive officer must comply with Section 409A of the Internal Revenue Code of 1986, as amended.

EXECUTIVE COMPENSATION CONTINUED

The tables in this section and their accompanying footnotes:

•

Describe and quantify the estimated payments and benefits that would be provided to each named executive officer as a result of the occurrence of each specified termination event and the method and duration of the relevant payments and benefits (i.e., lump sum, monthly or annual payments).

•	Describe and explain how the payment and benefit levels are determined for each specified termination event.

•

Do not include amounts payable to each named executive officer under our Pension Plan, Benefit Restoration Plan, Retirement Restoration Plan and Executive Deferred Compensation Plan, the details of which can be found in the sections titled “Pension Benefits in Fiscal 2012” on page 34 and “Nonqualified Deferred Compensation” on page 36. None of the termination events result in the enhancement of payments to be made under these plans.

In all instances, payments owed to the named executive officer would be made by us. For purposes of quantifying payments in the table below, we assumed that each termination event occurred on February 29, 2012, and we used a common stock value of $30.69 per share, which was the closing market price on February 29, 2012, which was the last trading day of the fiscal year.

Termination Due to Retirement, Death or Disability

Each agreement provides for the termination of employment due to retirement, death or disability. Each agreement also provides for these termination events in connection with a change-in-control or an asset sale. Each of these termination events is described below and the payments associated with each event are quantified in the table that follows:

•

Early Retirement. Termination due to early retirement occurs when a named executive officer voluntarily terminates his employment at a time when he is eligible for “early retirement” as this term is defined in our Pension Plan (generally, a named executive officer is eligible for “early retirement” after age 55 with at least ten years of service, or after age 62 with at least seven years of service). The effective date of termination is the date set forth in a notice from the named executive officer to us, which must be given at least 90 days prior to the effective date of termination.

•

Normal Retirement. Termination due to normal retirement occurs when a named executive officer voluntarily terminates his employment at a time when he is eligible for “normal retirement” as this term is defined in our Pension Plan (generally, a named executive officer is eligible for “normal retirement” after age 65 with at least five years of service). The effective date of termination is the date set forth in a notice from the named executive officer to us, which must be given at least 90 days prior to the effective date of termination.

•	Death. The effective date of termination is the date of death.

•

Disability. Termination due to disability occurs when we provide notice to the named executive officer that we have decided to terminate him because he has a physical or mental illness or injury that causes him:

•	To be considered “disabled” for the purpose of eligibility to receive income-replacement benefits in accordance with our long-term disability plan if he is a participant, or

•

If he does not participate in this plan, to be unable to substantially perform the duties of his position for a total of 180 days during any period of 12 consecutive months and a physician selected by us (and reasonably acceptable to the named executive officer) has furnished to us a certification that the return of the named executive officer to his normal duties is impossible or improbable.

The effective date of termination is the date set forth in a notice from us to the named executive officer, which must be given to the named executive officer at least 30 days prior to the effective date of termination.

•

Death, Disability or Retirement following a Change-in-Control. A “change-in-control death, disability or retirement” termination occurs when a termination event under the death, disability or retirement provisions explained above occurs during the two years following a change-in-control or an asset sale.

	Relevant Payments Triggered Upon the Occurrence of the Termination Event
Termination Event	Pro Rata Actual Bonus (a) ($)	Pro Rata Target Bonus (b) ($)	Equity Awards (c) ($)	Financial Services (d) ($)	Total ($)
Early and Normal Retirement (e)
Michael K. Dolan	325,671	n/a	3,788,359	14,280	4,128,310
Keith D. Browning (f)	211,669	n/a	3,130,881	14,280	3,356,830
Death and Disability and Change-in- Control Death, Disability or Retirement
Thomas J. Folliard	n/a	1,040,000	8,401,736	14,280	9,456,016
Michael K. Dolan	n/a	376,934	3,788,359	14,280	4,179,573
Joseph S. Kunkel	n/a	236,629	2,596,881	14,280	2,847,790
Thomas W. Reedy	n/a	200,000	1,635,015	14,280	1,849,295
William C. Wood	n/a	200,000	1,621,664	14,280	1,835,944

(a)   The Pro Rata Actual Bonus is the pro rata share of the named executive officer’s annual bonus based on actual performance for the fiscal year in which the date of termination occurs. The Pro Rata Actual Bonus will be paid to the named executive officer in a lump sum when annual bonuses are paid to other senior officers for the relevant fiscal year. Because the termination event is assumed to occur on February 29, 2012, our fiscal year end, the Pro Rata Actual Bonus is equal to the named executive officer’s actual bonus for fiscal 2012.

(b)   The Pro Rata Target Bonus is the pro rata share of the named executive officer’s annual bonus at his target bonus rate for the fiscal year in which the date of termination occurs. The Pro Rata Target Bonus will be paid to the named executive officer in a lump sum within ten days after the date of termination. Because the termination event is assumed to occur on February 29, 2012, our fiscal year end, the Pro Rata Target Bonus is equal to the named executive officer’s Target Bonus amount.

(c)  Equity awards made to the named executive officer during the course of his employment will, following certain termination events, vest and become exercisable in accordance with the terms and conditions of the Stock Incentive Plan and the individual award agreements for each award. For additional information regarding each named executive officer’s outstanding equity awards, see the “Outstanding Equity Awards at Fiscal 2012 Year End” table on page 32. The value of the vested but unexercised portion of each option has not been included in these amounts because their receipt is not affected or accelerated by these termination events.

(d)   We provide our tax and financial planning benefit to our named executive officers for the one-year period following retirement, termination without cause (including death, disability or a termination for good reason) and a change-in-control. The annual cost of this service is $14,280.

(e)   Messrs. Folliard, Kunkel, Reedy and Wood are not currently eligible for early or normal retirement.

(f)   Mr. Browning retired in October 2011. For his partial-year fiscal 2012 service, he will be paid a pro-rata actual bonus when annual bonuses are paid to other senior officers in May 2012. As a result of his retirement on October 18, 2011, all of Mr. Browning’s then-outstanding and unvested equity awards vested. The valuation of those awards, based upon the closing price of CarMax stock on October 18, 2011 (which was $28.07), is provided in the table.

EXECUTIVE COMPENSATION CONTINUED

Termination With and Without Cause/With and Without Good Reason

Each employment and severance agreement provides for the termination of employment by us with and without cause and termination by the executive officer with and without good reason. Each agreement also provides for these termination events in connection with a change-in-control or an asset sale. Each of these termination events is described below and the payments associated with each event are quantified in the table that follows:

•

Cause. Termination by us with cause occurs, and is effective, when we decide to terminate the named executive officer based upon our good faith determination that one of the “Cause” triggering events, as described below, has occurred. We will not owe any payments to a named executive officer as a result of the occurrence of a termination with cause.

•	The named executive officer has materially breached the agreement and the breach is not cured by the officer or waived by us.

•

In the performance of his duties, the named executive officer has committed an act of gross negligence or intentional misconduct or he has intentionally failed to perform his duties or comply with the directives of the board of directors.

•	The named executive officer has willfully and continuously failed to perform substantially his duties after written demand by us.

•	The named executive officer has willfully violated a material requirement of our code of business conduct or breached his fiduciary duty to us.

•	The named executive officer has been convicted of a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety.

•	The named executive officer has engaged in illegal conduct, embezzlement or fraud with respect to our business.

•	The named executive officer has failed to disclose a conflict of interest of which he knew or should have known in connection with any transaction entered into on our behalf.

•

The named executive officer has failed to agree to certain modifications to his employment or severance agreement necessary to comply with applicable laws or to define further the restrictive covenants.

•

Without Cause. Termination by us without cause occurs when we terminate the named executive officer’s employment for any reason other than for cause, as described above, or for disability. The effective date of termination is the date of the notice from us to the named executive officer.

•	Good Reason. Termination by the named executive officer for good reason occurs when a named executive officer terminates his employment with us for one of the following events, which we do not cure:

•	A reduction in the named executive officer’s base salary (which was not part of an across-the-board reduction) or target bonus rate.

•	A material reduction in the named executive officer’s duties or authority.

•	A required relocation to a new principal place of employment more than 35 miles from our home office, excluding a relocation of our home office.

•	For Mr. Folliard, a failure by the shareholders to elect or reelect him to our board of directors.

•

Our failure to obtain an agreement from any successor to substantially all of our assets or our business to assume and agree to perform the employment or severance agreement within 15 days after a merger, consolidation, sale or similar transaction.

The effective date of termination is the date set forth in a notice from the named executive officer to us, which notice must be given to us at least 45 days prior to the effective date of termination.

•

Without Good Reason. Termination by the named executive officer without good reason occurs when the named executive officer terminates his employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the named executive officer to us, which notice must be given to us at least 45 days prior to the effective date of termination. We will not owe any payments to a named executive officer as a result of the occurrence of a termination without good reason.

•

Cause following a Change-in-Control. A “change-in-control cause” termination occurs when we terminate the named executive officer’s employment for cause during the two years following a change-in-control of the company or an asset sale.

•

Without Cause following a Change-in-Control. A “change-in-control without cause” termination occurs when we terminate the named executive officer’s employment for any reason other than for cause or due to disability during the two years following a change-in-control or an asset sale.

•

Good Reason following a Change-in-Control. A “change-in-control good reason” termination occurs when a termination by the named executive officer for good reason occurs during the two years following a change-in-control or an asset sale.

•

Without Good Reason following a Change-in-Control. A “change-in-control without good reason” termination occurs when a termination by the named executive officer without good reason occurs during the two years following a change-in-control or an asset sale.

EXECUTIVE COMPENSATION CONTINUED

	Relevant Payments Triggered Upon the Occurrence of the Termination Event
Termination Event	Pro Rata Actual Bonus (a) ($)	Pro Rata Target Bonus (b) ($)	Good Reason Payment (c) ($)	Equity Awards (d) ($)	Severance Payment (e) ($)	Partial COBRA reimburse- ment (f) ($)	Out- Placement and Financial Services (g) ($)	Change- In-Control Payment (h) ($)	Total ($)
Without Cause
Thomas J. Folliard	898,560	n/a	n/a	8,401,736	5,095,000	11,919	64,280	n/a	14,471,495
Michael K. Dolan	325,671	n/a	n/a	3,788,359	2,349,008	7,937	39,280	n/a	6,510,255
Joseph S. Kunkel	204,448	n/a	n/a	2,596,881	1,869,028	11,919	39,280	n/a	4,721,556
Thomas W. Reedy	172,800	n/a	n/a	1,635,015	1,516,000	11,919	39,280	n/a	3,375,014
William C. Wood	172,800	n/a	n/a	1,621,664	1,516,000	11,919	39,280	n/a	3,361,663
Good Reason
Thomas J. Folliard	n/a	n/a	1,040,000	8,401,736	5,095,000	11,919	64,280	n/a	14,612,935
Michael K. Dolan	n/a	n/a	376,934	3,788,359	2,349,008	7,937	39,280	n/a	6,561,518
Joseph S. Kunkel	n/a	n/a	236,629	2,596,881	1,869,028	11,919	39,280	n/a	4,753,737
Thomas W. Reedy	n/a	n/a	200,000	1,635,015	1,516,000	11,919	39,280	n/a	3,402,214
William C. Wood	n/a	n/a	200,000	1,621,664	1,516,000	11,919	39,280	n/a	3,388,863
Change-in-Control Cause, and Change-in-Control Without Good Reason
Thomas J. Folliard	n/a	n/a	n/a	4,200,868	n/a	n/a	n/a	n/a	4,200,868
Michael K. Dolan	n/a	n/a	n/a	1,894,180	n/a	n/a	n/a	n/a	1,894,180
Joseph S. Kunkel	n/a	n/a	n/a	1,298,441	n/a	n/a	n/a	n/a	1,298,441
Thomas W. Reedy	n/a	n/a	n/a	817,507	n/a	n/a	n/a	n/a	817,507
William C. Wood	n/a	n/a	n/a	810,832	n/a	n/a	n/a	n/a	810,832
Change-in-Control Without Cause, and Change-in-Control Good Reason
Thomas J. Folliard	n/a	1,040,000	n/a	8,401,736	n/a	11,919	64,280	7,617,025	17,134,960
Michael K. Dolan	n/a	376,934	n/a	3,788,359	n/a	7,937	39,280	3,511,767	7,724,277
Joseph S. Kunkel	n/a	236,629	n/a	2,596,881	n/a	11,919	39,280	2,794,197	5,678,906
Thomas W. Reedy	n/a	200,000	n/a	1,635,015	n/a	11,919	39,280	2,266,420	4,152,634
William C. Wood	n/a	200,000	n/a	1,621,664	n/a	11,919	39,280	2,266,420	4,139,283

(a)  The Pro Rata Actual Bonus is the pro rata share of the named executive officer’s annual bonus based on actual performance for the fiscal year in which the date of termination occurs. The Pro Rata Actual Bonus will be paid to the named executive officer in a lump sum when annual bonuses are paid to other senior officers for the relevant fiscal year. Because the termination event is assumed to occur on February 29, 2012, our fiscal year end, the Pro Rata Actual Bonus is equal to the named executive officer’s actual bonus for fiscal 2012.

(b)  The Pro Rata Target Bonus is the pro rata share of the named executive officer’s annual bonus at his target bonus rate for the fiscal year in which the date of termination occurs. The Pro Rata Target Bonus will be paid to the named executive officer in a lump sum within ten days after the date of termination. Because the termination event is assumed to occur on February 29, 2012, our fiscal year end, the Pro Rata Target Bonus is equal to the named executive officer’s Target Bonus amount.

(c)  The Good Reason Payment is a one-time payment made to the named executive officer following his termination for Good Reason, and is equal to the named executive officer’s base salary multiplied by a certain percentage, which percentage is generally the same as his target bonus percentage. The Good Reason Payment shall be paid in a lump sum cash payment within ten days after the date of termination or as soon thereafter as may be practicable.

(d)  Equity awards made to the named executive officer during the course of his employment shall, following certain termination events, vest and become exercisable in accordance with the terms and conditions of the Stock Incentive Plan and the individual award agreements for each award. For additional information regarding each named executive officer’s outstanding equity awards, see the “Outstanding Equity Awards at Fiscal 2012 Year End” table on page 32. The value of the vested but unexercised portion of each option has not been included in these amounts because their receipt is not affected or accelerated by these termination events. Fifty percent of the unvested options, and fifty percent of the unvested MSUs, immediately vest upon the occurrence of any change-in-control; the other fifty percent vest on the first anniversary of the change-in-control.

(e)  The Severance Payment is equal to two times the sum of the named executive officer’s base salary and the amount of his last annual bonus as determined by the committee. The Severance Payment will be paid in equal monthly installments over the 24-month period following the date of termination. At February 29, 2012, the last annual bonus as determined by the committee for each of the named executive officers was each officer’s fiscal 2011 bonus, which amounts are set forth in the “Summary Compensation Table” on page 29.

(f)  In the event that the named executive officer elects to continue coverage under our health, dental and/or vision plans following the date of termination pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the named executive officer will be responsible for remitting to us the appropriate COBRA premium to continue the coverage. We will reimburse the named executive officer for a portion of the COBRA premium equal to the sum of the amount that we would have otherwise paid for the coverage if he had remained an active employee, and the COBRA administration fee. This partial COBRA reimbursement will be paid in equal monthly installments for up to an 18-month period. For purposes of this column, we have assumed that each officer elected to continue his coverage for the full 18-month period.

(g)  Outplacement services are available to each named executive officer in an amount not to exceed $50,000 for Mr. Folliard and $25,000 for the other named executive officers. The table assumes that the maximum outplacement benefit is paid to each named executive officer. We also provide our tax and financial planning benefit to our named executive officers for the one-year period following retirement, termination without cause (including death, disability or a termination for good reason) and a change-in-control. The annual cost of this service is $14,280.

(h)  The change-in-control payment is equal to 2.99 times the named executive officer’s final compensation, which consists of the sum of the named executive officer’s base salary at the date of termination and the higher of the annual bonus paid or earned but not yet paid to the named executive officer for the two most recently completed fiscal years. At February 29, 2012, the higher annual bonus for each executive officer is his fiscal 2011 annual bonus. The change-in-control payment will be paid to the named executive officer in equal monthly installments over the 24-month period following the date of termination, unless the payment related to an Internal Revenue Code Section 409A change-in-control event, as that term is defined in each officer’s agreement, in which case the change-in-control payment will be paid in a lump sum cash payment on the forty-fifth day after the date of termination.

COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Non-employee director compensation includes both cash and equity components. Grants of stock and stock options to non-employee directors have been made pursuant to the 2002 Non-Employee Directors Stock Incentive Plan, as amended and restated. Directors who are employees of CarMax receive no compensation for services as members of the board of directors.

Non-Employee Director Cash Compensation

In fiscal 2012, the annual cash retainer for non-employee directors was $50,000. Non-employee directors also received $1,500 for each in-person, compensable board or committee meeting attended and $750 for each telephonic, compensable board or committee meeting attended. Our chairman of the board and the chairmen of our standing committees also received additional annual fees as follows: Board ($100,000), Audit Committee ($20,000), Compensation and Personnel Committee ($12,500) and Nominating and Governance Committee ($10,000). Members of our Audit Committee receive an additional annual fee of $5,000. We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services to us and extend coverage to them under our health plans at the same rates at which coverage is extended to our employees. Non-employee directors may not use our plane for personal travel.

Non-Employee Director Equity Compensation

In June 2011, each non-employee director received CarMax common stock having a fair market value of approximately $50,000 on the grant date and stock options valued at approximately $50,000 on the grant date. The stock options were valued using the binomial pricing model and vest ratably over a three-year period.

Non-employee directors who are elected to the board at dates other than the annual meeting date generally receive the cash retainer, stock awards and option grants prorated for their period of service.

Non-Employee Director Compensation in Fiscal 2012

The following table provides each element of non-employee director compensation for fiscal 2012.

Name	Fees Earned or Paid in Cash (a) ($)	Stock Awards (b) ($)	Option Awards (c)(d) ($)	All Other Compensation (e) ($)	Total ($)
Ronald E. Blaylock	62,750	49,996	50,006	–	162,752
Rakesh Gangwal	73,000	49,996	50,006	–	173,002
Jeffrey E. Garten	62,000	49,996	50,006	5,000	167,002
Shira Goodman	62,000	49,996	50,006	3,200	165,202
W. Robert Grafton	93,000	49,996	50,006	–	193,002
Edgar H. Grubb	62,750	49,996	50,006	–	162,752
Mitchell D. Steenrod	73,000	49,996	50,006	1,000	174,002
Thomas G. Stemberg	75,250	49,996	50,006	15,000	190,252
Vivian M. Stephenson	72,000	49,996	50,006	5,000	177,002
Beth A. Stewart	73,000	49,996	50,006	5,000	178,002
William R. Tiefel	156,000	49,996	50,006	–	256,002

(a)  Represents the cash compensation earned in fiscal 2012 for board, committee, and committee and board chairman service, as applicable.

(b)  Represents the aggregate grant date fair value of the stock awards made in fiscal 2012 as determined in accordance with FASB ASC Topic 718. In June 2011, we granted 1,510 shares of common stock to each non-employee director.

(c) Represents the aggregate grant date fair value of the option awards made in fiscal 2012 as determined in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that may be recognized by each director. The assumptions used in determining the grant date fair values of these option awards are set forth in Note 12(C) to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2012. In June 2011, we granted 3,621 stock options to each non-employee director.

(d)  The following table provides information on the aggregate option awards held by each of our non-employee directors as of February 29, 2012. The figures below include both vested and unvested options.

Name	Outstanding Option Awards (#)
Ronald E. Blaylock	11,240
Rakesh Gangwal	3,621
Jeffrey E. Garten	53,802
Shira Goodman	27,947
W. Robert Grafton	45,796
Edgar H. Grubb	31,394
Mitchell D. Steenrod	3,621
Thomas G. Stemberg	45,796
Vivian M. Stephenson	38,198
Beth A. Stewart	45,796
William R. Tiefel	53,802

(e)  Represents matching charitable gifts made by The CarMax Foundation as part of its matching gifts program (which is broadly available to all company associates).

CARMAX SHARE OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table includes information about our common stock beneficially owned as of February 29, 2012, by:

•	Our CEO and the other named executive officers, as set forth in the “Summary Compensation Table” on page 29.

•	Each director and/or nominee for director.

•	All of our directors and executive officers as a group.

Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Named Executive Officers	CarMax Shares that May Be Acquired Within 60 Days after February 29, 2012	Shares of CarMax Common Stock Beneficially Owned as of February 29, 2012 (a)		Percent of Class
Thomas J. Folliard**	1,226,398	1,698,981		*
Keith D. Browning	608,420	730,420		*
Michael K. Dolan	505,068	596,586		*
Joseph S. Kunkel	560,888	682,806		*
Thomas W. Reedy	254,641	254,641		*
William C. Wood	253,616	264,543		*

Directors/Director Nominees
Ronald E. Blaylock	1,225	1,225		*
Rakesh Gangwal	0	1,510		*
Jeffrey E. Garten	43,787	61,321		*
Shira Goodman	17,932	29,139		*
W. Robert Grafton	35,781	60,391		*
Edgar H. Grubb	21,379	33,377		*
Mitchell D. Steenrod	0	4,010		*
Thomas G. Stemberg	35,781	67,248	(b)	*
Vivian M. Stephenson	28,183	41,901		*
Beth A. Stewart	35,781	55,499	(c)	*
William R. Tiefel	43,787	168,541		*
All directors and executive officers as a group (19 persons)	4,221,443	5,428,435		2.39%

*  Represents beneficial ownership of less than one percent of the 227,118,666 shares of CarMax common stock outstanding on February 29, 2012.

**  Mr. Folliard is also a director of the company.

(a)  Includes (i) shares of CarMax common stock that could be acquired through the exercise of stock options within 60 days after February 29, 2012 and (ii) shares of CarMax common stock that will be acquired upon the April 7, 2012 settlement of the MSUs granted to each officer on April 7, 2009. Each of these MSUs has been converted to two shares of CarMax common stock based upon the applicable conversion formula and our assumption that the average closing price of our stock during the final 40 trading days of the MSU’s three-year vesting period was equal to the closing price of our stock on February 29, 2012, the last trading day of our fiscal year (which was $30.69).

(b)  Includes 2,625 shares of CarMax common stock held by Mr. Stemberg as the custodian for three of his sons pursuant to the Uniform Transfers to Minors Act. Also includes 14,494 shares held in a margin account.

(c)  Includes 6,488 shares held in a margin account.

Share Ownership of Certain Beneficial Owners

The following table includes, as of February 29, 2012, information about shareholders that reported to the SEC that they beneficially owned more than 5% of our common stock. We are not aware of any other owners of more than 5% of our common stock.

Name and Address of Beneficial Owner(s)	Number of Shares Owned	Percent of Class
Capital World Investors (a) 333 South Hope Street Los Angeles, CA 90071	26,404,500	11.7%
T. Rowe Price Associates, Inc. (b) 100 E. Pratt Street Baltimore, MD 21202	24,907,948	11.0%
PRIMECAP Management Company (c) 225 South Lake Avenue, #400 Pasadena, CA 91101	15,797,612	7.0%
The Vanguard Group, Inc. (d) 100 Vanguard Boulevard Malvern, PA 19355	12,127,564	5.4%

(a)  Information concerning the CarMax common stock beneficially owned as of December 30, 2011, was obtained from a Schedule 13G/A filed February 10, 2012. According to the Schedule 13G/A, Capital World Investors, a division of Capital Research and Management Company, has the sole power to vote and dispose of 26,404,500 shares of CarMax common stock.

(b)  Information concerning the CarMax common stock beneficially owned as of December 31, 2011, was obtained from a Schedule 13G/A filed February 10, 2012. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. has the sole power to vote 6,997,430 shares and the sole power to dispose of 24,907,948 shares of CarMax common stock.

(c)  Information concerning the CarMax common stock beneficially owned as of December 31, 2011, was obtained from a Schedule 13G/A filed February 13, 2012. According to the Schedule 13G/A, PRIMECAP Management Company has the sole power to vote 8,055,235 shares and the sole power to dispose of 15,797,612 shares of CarMax common stock.

(d)  Information concerning the CarMax common stock beneficially owned as of December 31, 2011, was obtained from a Schedule 13G filed February 10, 2012. According to the Schedule 13G, The Vanguard Group, Inc. has the sole power to vote 313,822 shares, the sole power to dispose of 11,813,742 shares, and the shared power to dispose of 313,822 shares of CarMax common stock.

CARMAX SHARE OWNERSHIP CONTINUED

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors, and persons who beneficially own more than 10% of our common stock are required to report their CarMax common stock transactions to the SEC on Forms 3, 4 and 5 and provide copies of these forms to us. Regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file these reports on a timely basis. As a matter of practice, our employees assist our executive officers and directors in preparing and filing these forms. Based solely on a review of the information we received or written representations that no other reports were required, we believe that all officers, directors and beneficial owners of more than 10% of our common stock complied with the applicable filing requirements during fiscal 2012.

Equity Compensation Plan Information

The following table provides information as of February 29, 2012, with respect to our equity-based compensation plans, specifically, our Stock Incentive Plan, Non-Employee Directors Stock Incentive Plan and ESPP, under which shares of our common stock were authorized for issuance.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
Stock Incentive Plan	12,162,135	19.89	3,978,664	(a)
Non-Employee Directors Stock Incentive Plan	416,096	18.27	181,977	(a)
Employee Stock Purchase Plan	–	–	4,165,137	(b)
Equity compensation plans not approved by security holders	–	–	–

Total	12,578,231	19.84	8,325,778

(a)  The remaining common stock available for future issuance under the Stock Incentive Plan and Non-Employee Directors Stock Incentive Plan may be issued as options, common stock, restricted stock, units or SARs. We are seeking authorization to add additional shares to the Stock Incentive Plan pursuant to Proposal Four below.

(b)  The ESPP authorizes the issuance of 8,000,000 shares of common stock. As of February 29, 2012, 3,834,863 shares have been purchased on the open market and 4,165,137 shares remain available for issuance. Under the ESPP, full- and part-time associates who have been employed for one year are eligible to participate. Executive officers may not participate in the ESPP. A participating employee may authorize payroll deductions between 2% and 10% of compensation, up to an annual maximum of $7,500. Each month, the payroll deductions are used to purchase CarMax common stock. Shares are purchased on the open market and the purchase price is the average cost of all shares purchased for a particular month. To encourage participation in the ESPP, we match 15% of the employee’s contribution. An eligible employee may change, cease or restart contributions for any payroll period without penalty. We pay all administrative costs of the ESPP. There are no outstanding options, warrants, or rights under the ESPP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the company and our directors, executive officers and persons known by us to own 5% or more of our common stock (or any of their immediate family members) are participants to determine whether these persons have a direct or indirect material interest in the relationship or transaction. We have various procedures in place to identify potential related person transactions. Our board of directors works with management and our legal department in reviewing and considering any related person transactions or relationships and determining whether the company or a related person has a direct or indirect material interest in a transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in our proxy statement.

To ensure adequate review and proper disclosure of related person transactions, our board of directors adopted a written policy that requires our Audit Committee to review and, if appropriate in accordance with the policy, approve in advance or ratify any related person transaction that is required to be disclosed pursuant to applicable SEC rules. In reviewing related person transactions, the Audit Committee will consider:

•	The related person’s relationship to us.

•	The facts and circumstances of the proposed transaction.

•	The aggregate dollar amount involved in the transaction or, in the case of indebtedness, information regarding the principal amount of the debt, interest rate, repayment and other material terms.
•

The related person’s interest in the transaction, including his or her position or relationship with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the transaction.

•	The benefits to us of the proposed transaction and, if applicable, the terms and availability of comparable products and services from unrelated third parties.

•	Any other information regarding the transaction or the related person that is material to the Audit Committee’s determination.

The Audit Committee will approve or ratify a related person transaction only if it determines that, based on the facts and circumstances known to the committee at the time of approval, (i) the transaction serves our shareholders’ and our best interests or (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction.

We do not have any related person transactions to report for fiscal 2012.

AUDIT COMMITTEE REPORT AND AUDITOR INFORMATION

Audit Committee Report

The Audit Committee operates under a written charter adopted by the board. The charter reflects the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. Each member of the committee is independent in accordance with the applicable rules of the NYSE, the SEC and our corporate governance guidelines.

The committee reviews and discusses the following with management and our independent registered public accounting firm, KPMG:

•	Quarterly and year-end results, consolidated financial statements and reports, prior to public disclosure.

•	The company’s disclosure controls and procedures, including internal control over financial reporting.

•	The independence of our registered public accounting firm.

•	Management’s report and the independent registered public accounting firm’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The committee routinely meets with our internal auditors and our independent registered public accounting firm, with and without management present.

The committee has oversight responsibilities only and it is not acting as an expert in accounting or auditing. The committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm. Accordingly, the committee’s oversight does not provide an independent basis to determine that the company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles or that the audit of the company’s consolidated financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board.

Management has the primary responsibility for the preparation, presentation and integrity of the company’s fiscal 2012 consolidated financial statements and the overall reporting process, including the systems of internal control over financial reporting, and has represented to the committee that the company’s fiscal 2012 consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. In accordance with the requirements established by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1. AU section 380), these discussions included, among other things, a review of significant accounting policies, their application and estimates, and the independent registered public accounting firm’s judgment about the company’s accounting controls and the quality of the company’s accounting practices.

The committee has received from the independent registered public accounting firm written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the company and management.

Relying on these reviews and discussions, the committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012, for filing with the SEC.

AUDIT COMMITTEE

W. Robert Grafton, Chairman

Rakesh Gangwal

Mitchell D. Steenrod

Beth A. Stewart

Auditor Information

Auditors Fees

The following table sets forth fees billed or expected to be billed by KPMG for fiscal 2012 and 2011.

	Years Ended February 29/28
Type of Fee	2012	2011

Audit fees	$947,000	$964,000
Audit-related fees	376,000	307,500
Tax fees	90,500	–
All other fees	–	–

	$1,413,500	$1,271,500

Audit fees are for the audit of the company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (including services incurred in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), quarterly reviews of unaudited consolidated financial statements, and services in connection with SEC registration statements.

Audit-related fees are for attestation services related to our asset securitizations and audits of the financial statements of our benefit plans.

Tax fees are for tax compliance, consultation and planning services and related costs.

All other fees are for any other services provided.

Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit and non-audit services to be performed by the independent auditors. Further, the committee has authorized its chairman to pre-approve independent auditor engagements in an amount not to exceed $50,000 per engagement; any such pre-approvals are reported to and ratified by the entire committee at its next regularly scheduled meeting. All such services provided, as described previously, were pre-approved by the committee. The committee concluded that the services provided by KPMG that were not related to the annual audit and quarterly reviews of our consolidated financial statements were compatible with the maintenance of KPMG’s independence in the conduct of its auditing functions.

PROPOSAL TWO	—	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board has selected KPMG as the independent registered public accounting firm to perform the audit of our consolidated financial statements and our internal control over financial reporting for fiscal 2013. KPMG served as our independent registered public accounting firm for fiscal 2012. KPMG representatives are expected to attend the 2012 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions. We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the company and our shareholders.

The ratification of the selection of KPMG as our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

The board of directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE	—	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the company’s executive compensation as reported in this proxy statement. This non-binding vote is commonly referred to as a “Say-on-Pay” vote and is required by Section 14A of the Securities Exchange Act of 1934, as amended.

We believe our executive compensation programs promote the achievement of positive results for our shareholders, align pay and performance, and allow us to attract and retain the talented executives that drive our long-term financial success. For our named executive officers, the majority of total direct compensation is performance-based, which aligns their pay directly with our shareholders’ interests. More specifically, our executive compensation programs have three key elements, each of which promotes the achievement of positive results for our shareholders and supports CarMax’s pay-for-performance philosophy.

•

Long-Term, Stock-Based Incentive Compensation Tied to Stock Price. The majority of each of our named executive officers’ total direct compensation for fiscal 2012 consisted of long-term, stock-based incentive awards. The value of these awards increases as our stock price appreciates. Accordingly, this feature of our executive compensation program ties management’s long-term financial interests directly to the long-term interests of our shareholders.

•

Annual Incentive Bonuses Tied to Earnings Per Share. Our annual incentive bonuses are tied directly to CarMax’s earnings per share. If the company fails to meet the earnings per share targets set by our independent Compensation and Personnel Committee each year, our named executive officers are not paid an annual incentive bonus. Our fiscal 2012 earnings per share performance fell short of our target performance goal for the year, but it exceeded the threshold performance goal. Accordingly, based on our bonus formula, we paid an annual incentive bonus to our named executive officers at 86.4% of their respective target amounts.

•

Base Salary Tied to Performance. The Compensation and Personnel Committee considers company and individual performance when setting our named executive officers’ base salaries. Given our strong fiscal 2011 results (which had just been reported when fiscal 2012 base salaries were set), the committee approved 3.5% base salary increases for each of our named executive officers, which increase was generally consistent with base pay increases for other eligible associates throughout the CarMax business.

We urge our shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 19, which describes in more detail how our executive compensation program operates and how it is designed to achieve our compensation objectives. We also urge our shareholders to review the “Summary Compensation Table” and other related compensation tables and narrative, found on pages 29 through 43, which provide detailed information on the compensation of our named executive officers.

For these reasons, our board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the compensation of the named executive officers of CarMax, Inc. (the “Company”), as disclosed in the Company’s 2012 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion that accompanies the compensation tables, is hereby APPROVED.

This advisory resolution to approve our executive compensation must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

Although this resolution is not binding, our board values the opinions that shareholders express in their votes and otherwise. The board and the Compensation and Personnel Committee will consider the outcome of this vote when making future executive compensation decisions.

The board of directors recommends a vote “FOR” this proposal.

PROPOSAL FOUR	—	APPROVAL OF THE CARMAX, INC. 2002 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

The company’s shareholders are being asked to approve amendments to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”) to (a) increase the number of shares of the company’s common stock reserved for issuance under the Stock Incentive Plan by 11,000,000 shares, (b) provide the Compensation and Personnel Committee with the authority to designate incentive awards as “performance compensation awards” that satisfy the requirements of Section 162(m) of the Internal Revenue Code, (c) add a provision confirming that all incentive awards made under the Stock Incentive Plan will be subject to laws (or company policies adopted pursuant to such laws) that may require a clawback of the incentive awards and (d) extend the termination date of the Stock Incentive Plan from June 23, 2019 to June 25, 2022. Both the Compensation and Personnel Committee of the board of directors and the board of directors have adopted these amendments, subject to shareholder approval at the annual meeting.

Proposed Amendments

The first proposed amendment will ensure that a sufficient reserve of common stock remains available for issuance under the Stock Incentive Plan in order to allow the company to continue to use equity incentives to attract and retain the services of key individuals and other personnel essential to the company’s long-term growth and financial success. The company relies on equity incentives in the form of stock options, restricted stock awards and units, common stock and other stock-based awards. The committee believes that these equity incentives are necessary for the company to maintain a competitive equity compensation program.

The second amendment will provide additional flexibility to the company in its equity award practices. To date, stock options, restricted stock, restricted stock units, stock appreciation rights and common stock have been available as forms of incentive awards under the Stock Incentive Plan. The addition of performance compensation awards as another award type will offer the committee an additional equity alternative in its efforts to design a competitive equity compensation program.

The third amendment will ensure that incentive awards made pursuant to the Stock Incentive Plan will be subject to laws requiring the clawback of an incentive award, including clawbacks that may be required by the implementation of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The fourth amendment extends the termination date of the Stock Incentive Plan from June 23, 2019 to June 25, 2022. This extension will permit the committee to continue to maintain our competitive equity compensation program.

A copy of the Stock Incentive Plan as proposed is attached to this proxy statement as Appendix A (the “Revised Stock Incentive Plan”). The following is a summary of the principal features of the Revised Stock Incentive Plan and is qualified in its entirety by reference to the Revised Stock Incentive Plan. The summary does not purport to be a complete description of all the provisions of the Revised Stock Incentive Plan.

General

Upon adoption by shareholders at the annual meeting, the Revised Stock Incentive Plan will authorize 49,200,000 shares of CarMax, Inc. common stock for issuance as incentive awards. Incentive awards under the Revised Stock Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards or common stock. The number of shares available for incentive awards under the Revised Stock Incentive Plan will be increased in an amount equal to incentive awards that are forfeited or terminated without issuance of shares and shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the Revised Stock Incentive Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger. No more than 3,000,000 shares may be allocated for incentive awards to any one participant during any single calendar year.

Administration and Term

The Compensation and Personnel Committee will continue to administer the Revised Stock Incentive Plan. The committee shall have the power and complete discretion to administer the Revised Stock Incentive Plan, including the power to determine when to grant incentive awards; which eligible participants will receive incentive awards; whether the award will be an option, stock appreciation right, restricted stock, restricted stock unit, performance compensation award or company common stock; whether stock appreciation rights will be attached to options; and the number of shares or units to be allocated to each incentive award. The committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock or restricted stock units under the Revised Stock Incentive Plan and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for CarMax to reacquire shares issued pursuant to an incentive award.

The committee has delegated limited authority to the company’s CEO and CFO to grant equity awards to the company’s non-executive officer employees. The committee delegated this authority in order to permit the CEO and CFO to award limited equity grants without the specific action of the committee. Pursuant to this delegation, the CEO and CFO have the discretion to make total awards of no more than 75,000 units or shares of the company’s common stock between regularly scheduled committee meetings.

The Revised Stock Incentive Plan will terminate on June 25, 2022, unless the CarMax board of directors terminates it prior to that date. Incentive awards existing after the termination date will continue to be governed by the terms and conditions of the Revised Stock Incentive Plan.

Eligibility

All present and future employees and non-employee directors of the company are eligible to receive incentive awards under the Revised Stock Incentive Plan. As of February 29, 2012, there were 16,460 associates and 11 non-employee directors of the company.

Awards Issued under the Stock Incentive Plan as of February 29, 2012

The Stock Incentive Plan currently authorizes the issuance of up to 38,200,000 shares of company common stock in connection with incentive awards. As of February 29, 2012, the company had made incentive awards amounting to 34,221,336 shares of common stock that had been reserved for issuance under the Stock Incentive Plan. As a result, 3,978,664 shares of common stock remained available for incentive awards under the Stock Incentive Plan as of that date. This amount includes shares that have been forfeited or otherwise terminated without issuance of shares.

As of February 29, 2012, the total number of shares of common stock underlying outstanding options under the Stock Incentive Plan was 12,162,135. The outstanding options have exercise prices ranging from $7.14 to $32.69, and the aggregate value of these options that were in the money on February 29, 2012 was $135,031,662. The outstanding options generally vest ratably over a four year period. On February 29, 2012, the closing price for a share of common stock on the NYSE was $30.69.

PROPOSAL FOUR	—	APPROVAL OF THE CARMAX, INC. 2002 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED CONTINUED

As of February 29, 2012, the following table sets forth information relating to all incentive awards made in fiscal 2012 under the Stock Incentive Plan to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all associates, including all current officers who are not named executive officers, as a group.

Name and Position	Number of Stock Options	Number of Market Stock Units	Number of Restricted Stock Units
Thomas J. Folliard	209,951	20,972	–
Michael K. Dolan	94,669	9,456	–
Joseph S. Kunkel	64,894	6,482	–
Thomas W. Reedy	79,846	8,021	–
William C. Wood	79,846	8,021	–
Keith D. Browning	94,669	9,456	–

Executive Group	753,663	75,372	–

Non-Employee Director Group (a)	n/a	n/a	n/a

All Associates other than Executive Group	1,200,004	223,730	575,380

(a)  The non-employee director group did not participate in the Stock Incentive Plan in fiscal 2012. For fiscal 2012, each non-employee director received an award of 3,621 stock options and 1,510 shares of common stock under the Non-Employee Directors Stock Incentive Plan.

Stock Options

Options granted under the Revised Stock Incentive Plan may be incentive stock options (qualifying for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended) or nonstatutory stock options. The option price for any option awarded under the plan may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the CarMax, Inc. common stock on the date of the grant. The committee determines any vesting requirement for option awards. Payment of the option exercise price may be made in cash or as otherwise provided in an option award or by separate action of the committee. The maximum term of any option granted under the plan is ten years. To date, all options awards made pursuant to the Revised Stock Incentive Plan have been nonstatutory options.

Stock Appreciation Rights

The committee may award stock appreciation rights under the Revised Stock Incentive Plan either with or without related options, or the committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to CarMax all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price of the common stock under the related option or, if the stock appreciation right is not related to an option, the fair market value of the common stock on the date the stock appreciation right was awarded. The committee may limit the amount that can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent of the stock appreciation right’s surrender, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. CarMax’s obligation arising upon exercise of a stock appreciation right may be paid in the company’s common stock or in cash, or in any combination of the two, as the committee may determine. Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at the times specified by the committee. To date, awards of stock appreciation rights have only been made in tandem with option awards and are exercisable solely upon a change-in-control.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units issued pursuant to the Revised Stock Incentive Plan are subject to the following general restrictions: (i) no such shares or units may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares or units have lapsed or been removed under the provisions of the Revised Stock Incentive Plan and (ii) if a holder of restricted stock or restricted stock units ceases to be employed by CarMax or one of its affiliates, any shares of restricted stock, or restricted stock units, on which the restrictions have not lapsed or been otherwise removed will be forfeited. The committee is also authorized to impose further restrictions on restricted stock or restricted stock units, including additional events of forfeiture. The committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse; provided that, except in limited circumstances, the period of restriction must be at least one year from the date of grant. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability, death, or retirement of the participant, or as a result of the occurrence of a change-in-control. In addition, the committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares. Participants holding restricted stock units do not possess any voting rights with respect to those units, but are entitled to receive all dividends and other distributions paid with respect to those units if and as so provided in the related award agreement.

Restricted stock units may be settled by the company in the form of shares of company common stock, cash, or a fixed combination of both, as determined by the committee.

Performance Compensation Awards

At the time of grant, the committee may designate any incentive award (other than stock options and stock appreciation rights) as a performance compensation award in order to qualify the award as performance-based compensation under Section 162(m) of the Internal Revenue Code. For incentive awards designated as performance compensation awards, the committee shall determine, among other items, the performance goals and performance period applicable to the awards. The committee may develop applicable performance goals using the following measurements: pretax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return; each as determined in accordance with U.S. generally accepted accounting principles, where applicable.

After the end of the performance period, the committee will certify in writing the level of performance goal that was attained for the performance period. The maximum performance award for a participant for a calendar year is 3,000,000 shares of company stock.

Change-in-Control

The committee may, in its discretion, include provisions in award agreements that will make the incentive awards vested and/or fully exercisable upon a change in control of CarMax, or upon the occurrence of one or more events subsequent to a change-in-control, notwithstanding other conditions on exercisability in the option. A change of control will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, or acquires the right to become, the beneficial owner of CarMax’s securities having 20% or more of the combined voting power of the then outstanding securities of CarMax that may be cast for the election of the board of directors of CarMax (other than as a result of an issuance of securities initiated by CarMax

PROPOSAL FOUR	—	APPROVAL OF THE CARMAX, INC. 2002 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED CONTINUED

in the ordinary course of business); or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of CarMax before such a transaction cease to constitute a majority of the board of directors of CarMax or any successor to CarMax after such a transaction.

Transferability of Incentive Awards

No options or stock appreciation rights granted under the Revised Stock Incentive Plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. Restricted stock units are not transferable by means of sale, assignment, exchange, pledge or otherwise. All rights granted to a participant under the plan will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardians or legal representatives. Upon the death of a participant, the participant’s personal representative or beneficiary may exercise the participant’s rights under the plan. No incentive awards may be transferred for value or consideration without the prior approval of CarMax’s shareholders.

Repricing Prior Awards

Except in connection with certain corporate transactions, the terms of outstanding incentive awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other incentive awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the Revised Stock

Incentive Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options. A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an incentive stock option within certain specified periods (a “disqualifying disposition”), the participant will recognize ordinary income on the exercise of such incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

Nonqualified Stock Options and Stock Appreciation Rights. A participant generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts.

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

Restricted Stock Units. A participant generally is not required to recognize income on the grant of a restricted stock unit. In general, on the date the units are paid, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the units on that date.

Company Common Stock. A participant generally is required to recognize income on the date of grant of company common stock in the amount of the fair market value of the stock received.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted under the Revised Stock Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by CarMax. CarMax generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, CarMax will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, or restricted stock or restricted stock unit, CarMax will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Revised Stock Incentive Plan has been designed to allow the committee to grant stock options, stock appreciation rights and performance compensation awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Modification of Revised Stock Incentive Plan

The CarMax board of directors may amend, alter, or terminate the Revised Stock Incentive Plan as it deems advisable, provided that the CarMax shareholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the Revised Stock Incentive Plan, (ii) materially increase the number of shares of CarMax, Inc. common stock that may be issued under the Revised Stock Incentive Plan or (iii) materially modify the requirements of eligibility for participation in the Revised Stock Incentive Plan. Incentive awards granted under the Revised Stock Incentive Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

Additional Information Regarding Outstanding Equity Awards

On April 10, 2012, the company granted its annual equity awards to employees. The awards included (i) approximately 2,186,675 shares issued as stock options and (ii) approximately 348,733 issued as stock-settled restricted stock units, which, following the settlement of these units on their third anniversary (and assuming no forfeitures), will result in the payment to the pool of participants of between 0 and 697,466 shares of company common stock.

PROPOSAL FOUR	—	APPROVAL OF THE CARMAX, INC. 2002 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED CONTINUED

Immediately following the company’s grant of its annual equity awards to company employees, 1,616,592 shares of common stock remained available for issuance as incentive awards under the Stock Incentive Plan; this amount included shares that have been forfeited or otherwise terminated without issuance of shares. As of April 10, 2012, the total number of shares of common stock underlying outstanding options, restricted stock and stock-settled restricted stock units under the Stock Incentive Plan was 14,151,697, 0, and 919,329, respectively.

As of April 10, 2012, 181,977 shares of common stock remain available for issuance as incentive awards under the company’s Non-Employee Directors Stock Incentive Plan; this amount includes shares that have been forfeited or otherwise terminated without issuance of shares. As of April 10, 2012, the total number of shares of common stock underlying outstanding options under the Directors Plan was 416,096. No shares of restricted stock have been awarded under the Directors Plan.

As of April 10, 2012, the total number of shares of common stock underlying outstanding options for both the Stock Incentive Plan and the Directors Plan was 14,567,793. For such options, the weighted average exercise price was $21.69 and the weighted average remaining contractual life was 4.1 years. The number of common shares outstanding was 227,820,322.

Vote Required

In order to be adopted, the Revised Stock Incentive Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the company’s common stock. Under applicable NYSE listing standards, the total votes cast on the proposal must also represent more than 50% of all shares of common stock outstanding on the record date. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions will have the same effect as votes cast against the proposal. Broker shares that are not voted on this proposal are not considered votes cast.

If our shareholders do not approve the Revised Stock Incentive Plan, we estimate that our remaining share reserve will not be sufficient to permit us to make annual grants after 2012.

The board of directors recommends that the shareholders vote FOR Proposal Four.

PROPOSAL FIVE	—	APPROVAL OF THE CARMAX, INC. ANNUAL PERFORMANCE-BASED BONUS PLAN, AS AMENDED AND RESTATED

General

Our Annual Performance-Based Bonus Plan, as amended and restated (the “Bonus Plan”) is designed to motivate and reward our executive officers who are in a position to contribute materially to our success. We are submitting our Bonus Plan to you to approve certain amendments to the Bonus Plan and to preserve CarMax’s federal income tax deduction under Section 162(m) of the Internal Revenue Code for performance awards made under the Bonus Plan. Both the Compensation and Personnel Committee of the board of directors and the board of directors have adopted these amendments, subject to shareholder approval at the annual meeting. If approved by shareholders, the Bonus Plan, as set forth in Appendix B, will be effective as of June 25, 2012 (the “Revised Bonus Plan”), and will apply to bonuses paid for our fiscal year ending February 28, 2013.

If approved by shareholders, the Revised Bonus Plan will (i) increase the maximum amount payable to a plan participant in a plan year to $5,000,000, (ii) clarify the committee’s authority to reduce an award made under the Revised Bonus Plan regardless of the achievement of any applicable performance goals and (iii) confirm that all awards made under the Revised Bonus Plan will be subject to laws (or company policies adopted pursuant to such laws) that may require a clawback of such awards. The proposed amendments to the performance criteria are described in greater detail below under the heading “Operation of the Revised Bonus Plan.”

The Revised Bonus Plan is also being submitted for your approval because Section 162(m) of the Internal Revenue Code generally does not allow public companies to obtain tax deductions related to compensation greater than $1 million paid in any year to the CEO or any of the other three most highly compensated officers (other than the CFO). This deduction limit does not apply to performance-based compensation satisfying the requirements of Section 162(m). The requirements of Section 162(m) include shareholder approval every five years of the material terms of the performance goals under which the compensation is paid. Consequently, if the Revised Bonus Plan is not approved by CarMax’s shareholders at this year’s annual meeting, cash performance awards paid to our executive officers may not be deductible to the extent that, either alone or in combination with other compensation that is subject to Section 162(m), they exceed the $1 million limitation.

The following is a summary of the principal features of the Revised Bonus Plan and this summary is qualified in its entirety by reference to the complete text of the Revised Bonus Plan.

Purpose

The Revised Bonus Plan is a performance-based incentive bonus plan under which our executive officers are eligible to receive bonus payments when certain performance objectives are satisfied. The Revised Bonus Plan is intended to provide an incentive for superior work, to motivate covered executives toward even higher achievement, to align their goals and interests with those of our shareholders and to enable us to attract and retain a highly qualified management team.

Administration

The Revised Bonus Plan will be administered by the committee. The committee is composed of not less than two directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m).

Eligibility

All executive officers of CarMax are eligible to participate in the Revised Bonus Plan. The committee selects which executive officers will participate each plan year and the terms and conditions of annual awards to participants. As of February 29, 2012, there were eight employees participating in the Bonus Plan.

Operation of the Revised Bonus Plan

For each plan year, the committee selects the objective performance criteria to be used for that plan year. The Revised Bonus Plan permits the committee to develop performance goals using the following measurements: pretax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market

PROPOSAL FIVE	—	APPROVAL OF THE CARMAX, INC. ANNUAL PERFORMANCE-BASED BONUS PLAN, AS AMENDED AND RESTATED CONTINUED

capitalization; and total shareholder return; each as determined in accordance with U.S. generally accepted accounting principles, where applicable.

Any or all performance criteria may be used for a plan year. The committee will also determine the appropriate weight to be given to any applicable performance criteria for a plan year. For each performance criteria, the committee will establish one or more objective performance goals for us and/or our subsidiaries and for individuals at the beginning of each fiscal year. During that plan year, the committee may increase, but not decrease, a performance goal. For attainment of each level of a performance goal, the committee will establish a performance adjustment percentage that is applied to each participant’s target bonus for that plan year. A participant’s target bonus represents the bonus payable to that participant if there is a 100 percent performance adjustment for each performance criteria; that is, if we achieve the predefined performance goals, a participant will be awarded his target bonus. The performance adjustment percentage may be between zero percent and 200 percent of the target bonus.

The performance criteria, performance goals, target bonuses and performance adjustments percentages may vary among participants for a plan year and from year to year. After the end of a plan year, the committee will certify in writing the level of performance goal that was attained for the prior plan year. A participant’s performance award will be obtained by multiplying the performance adjustment for the attained performance goal by the participant’s target bonus. The maximum performance award for a participant for a plan year is $5 million. Performance awards are payable in cash after the committee certifies the achievement of the performance goal(s). The payments will be made no later than the May 15th following the last day of the applicable plan year, unless the committee allows a participant to defer the payment of bonus amounts.

Amendments; Termination; Duration

Our board of directors may amend or terminate the Revised Bonus Plan in its discretion, provided that shareholder approval is required if there is: (i) a change in the performance criteria pursuant to which the performance goals under the Revised Bonus Plan are set; (ii) a material increase in the maximum potential benefits under the Revised Bonus Plan or (iii) otherwise a requirement under Section 162(m). No amendment or termination may impair the rights of a participant with respect to awards granted prior to the amendment or termination without the consent of the participant.

If approved by the shareholders, the Revised Bonus Plan shall be effective for our fiscal year ending February 28, 2013, and each of our next four succeeding fiscal years, unless sooner terminated by the board of directors.

Fiscal 2012 Awards

The table below shows performance awards that were earned pursuant to the Bonus Plan based on performance for the fiscal year ended February 29, 2012.

Name	Value ($)
Thomas J. Folliard	898,560
Michael K. Dolan	325,671
Joseph S. Kunkel	204,448
Thomas W. Reedy	172,800
William C. Wood	172,800
Keith D. Browning (a)	211,669

(a)  Mr. Browning retired in October 2011. For his fiscal 2012 service, he will be paid a pro-rata actual bonus when annual bonuses are paid to other senior officers in May 2012.

Vote Required and Board Recommendation

In order to be adopted, the approval of the Revised Bonus Plan must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast for this proposal.

The board of directors recommends that the shareholders vote FOR Proposal Five.

PROPOSAL SIX	—	ADVISORY VOTE ON SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD

In accordance with SEC regulations, the shareholder proposal and supporting statement presented below were submitted by a shareholder and are quoted verbatim. We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced in the supporting statement.

The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, New York, 10018, has advised the company that it intends to present the following shareholder proposal at the annual meeting. The proponent owns 422 shares of the company’s common stock.

Proposal to Repeal Classified Board

RESOLVED, that shareholders of CarMax, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

Supporting Statement

This resolution was submitted by the Nathan Cummings Foundation. The Harvard Law School Shareholder Rights Project represented and advised the Nathan Cummings Foundation in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than

50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010 – June 30, 2011 exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coats, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.

The Board’s Statement in Opposition

The CarMax board has considered the shareholder proposal requesting the declassification of the board and requiring the annual election of all of the company’s directors. While the proponent has cited general trends in governance and academic studies in support of their position, they have not provided any specific reasons why declassifying the Board of Directors will benefit CarMax shareholders. As your Board of Directors, we are responsible for considering the general business environment as well as our specific business when we deliberate on important governance matters, such as board declassification. After careful consideration, the board believes that this proposal is not in the best interests of CarMax or its shareholders and recommends that the shareholders vote against this proposal. Our reasons are described below.

PROPOSAL SIX	—	ADVISORY VOTE ON SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD CONTINUED

Financial Results and Shareholder Value

Our record of long-term, strong performance directly contradicts the proponent’s statement that board declassification “could thereby contribute to improving performance and increasing shareholder value.” Since becoming an independent, publicly traded company in October, 2002, our stock price has increased over 275% from $8.15 on October 1, 2002 to $30.69 on February 29, 2012. Further, our performance over the past five fiscal years, in light of the global recession that significantly impaired much of our consumers’ spending ability in recent years, further highlights the strength of our company. During this five-year period, we grew revenues at a compound annual growth rate of 6%, while increasing net earnings at a compound annual growth rate of 16.4%.

Continuity and Stability

The classified board structure does not preclude the addition of fresh perspectives from new directors, but does help ensure that a majority of the CarMax directors at any one point in time will be individuals experienced with our business, our unique culture and our long-term strategy. The service of experienced directors is especially important now as we begin a period of significant store growth; we recently announced plans to open between 40 and 55 CarMax superstores from fiscal 2013 through fiscal 2016. We open each new superstore with a management team with prior CarMax experience or extensive CarMax training; likewise, we also believe that having a team of experienced CarMax directors is critical to facilitating and providing the strategic direction and focus to support this growth. The classified structure best positions the CarMax board to implement our corporate growth strategy and to achieve our long-term goals.

Accountability to Shareholders

The board does not believe that the accountability of directors will be enhanced by annual elections. Our directors are committed to acting in the best interests of CarMax and its shareholders and are required by law to fulfill fiduciary duties owed to both, regardless of their terms of office. On an annual basis, CarMax directors conduct an evaluation of the board and the committees on which they serve. Directors also complete an annual self-evaluation on their performance as a director. The results of the evaluations are taken seriously by the board and its committees, and are used as a basis to make changes, if appropriate. Further, the varied, complimentary backgrounds of our directors heighten accountability to shareholders by ensuring that a broad spectrum of perspectives is represented in the boardroom.

Even with a classified board, shareholders have considerable influence over board composition. In uncontested elections, CarMax directors are elected under a majority vote standard, as described on page 9 of this proxy statement.

Protecting Shareholder Value

The classified board structure does not preclude a successful takeover offer, but it may provide the company with the time and opportunity to evaluate the fairness of a takeover proposal, to negotiate on the behalf of all shareholders, and to consider alternatives to the proposal with the objective of maximizing shareholder value. The classified board structure reduces our vulnerability to hostile and potentially abusive takeover tactics, and encourages potential acquirers to initiate negotiations with the company and its seasoned directors.

Conclusion

After careful consideration, the CarMax board has determined that retaining the classified board structure remains in the best interests of CarMax and its shareholders.

The board of directors recommends that the shareholders vote AGAINST Proposal Six.

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 25, 2012)

1. Purpose. The purpose of this CarMax, Inc. 2002 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of CarMax, Inc. (the “Company”) by (a) attracting and retaining key employees of the Company through the use of stock incentives and (b) encouraging ownership in the Company by members of the Company’s Board of Directors. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees and directors under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees’ and directors’ interests with those of the Company’s shareholders.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Applicable Withholding Taxes” means the minimum aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” means the occurrence of either of the following events: (i) any individual, entity or group (as defined in Section 13(d)(3) of the Act) becomes, or obtains the right to become, the beneficial owner (as defined in Rule 13(d)(3) under the Act) of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.
(e)	“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)	“Committee” means the committee appointed by the Board as described under Section 15.

(g)	“Company” means CarMax, Inc., a Virginia corporation.

(h)	“Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)	“Company Stock Award” means an award of Company stock made without any restrictions.

(j)	“Date of Grant” means the date on which an Incentive Award is granted by the Committee.

(k)	“Disability” or “Disabled” means, as to an Incentive Stock Option, a disability within the meaning of Code Section 22(e)(3), and, as to a Restricted Stock Unit, a disability within the meaning of Code Section 409A(a)(2)(C). As to all other forms of Incentive Awards, the Committee shall determine whether a disability exists and such determination shall be conclusive.

(l)	“Fair Market Value” means, for any given date, the fair market value of the Company Stock as of such date, as determined by the Committee on a basis consistently applied based on actual transactions in Company Stock on the exchange on which it generally has the greatest trading volume.

(m)	“Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, Company Stock Award, Restricted Award or Performance Compensation Award under the Plan.

(n)	“Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o)	“Maturity Date” means, with respect to a Restricted Stock Unit, the date upon which all restrictions set forth in Section 6(b) with respect to such Restricted Stock Unit have lapsed or been removed pursuant to Section 6(g) or Section 6(h).

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 25, 2012) CONTINUED

(p)	“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 10(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(q)	“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422 or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(r)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.

(s)	“Option” means a right to purchase Company Stock granted under Section 7 of the Plan, at a price determined in accordance with the Plan.

(t)	“Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(u)	“Participant” means any employee or director who receives an Incentive Award under the Plan.

(v)	“Performance Compensation Award” means any Incentive Award designated by the Committee as a Performance Compensation Award pursuant to Section 10 of the Plan.

(w)	“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and shall be limited to the following: pre-tax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and adjusted to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for Incentive Awards under the Plan and cumulative effects of changes in accounting principles. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(x)	“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(y)	“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code.

(z)	“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(aa)	“Restricted Award” means, collectively, the award of Restricted Stock or Restricted Stock Units.

(bb)	“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(cc)	“Restricted Stock Unit” means an award granted upon the terms and subject to the restrictions and limitations set forth in Section 6 that entitles the holder to receive a payment equal to the Fair Market Value of a share of Company Stock on the Maturity Date.

(dd)	“Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(ee)	“Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.

(ff)	“Subsidiary” means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns one hundred percent (100%) of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than one hundred percent (100%) of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered. For purposes of Incentive Stock Options, Subsidiary shall be limited to a subsidiary within the meaning of Code Section 424(f).

(gg)	“Substitute Awards” means Incentive Awards granted or shares of Company Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(hh)	“10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Company Stock Awards, Restricted Awards and Performance Compensation Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to Section 16 of the Act.

4. Number of Shares of Company Stock.

(a) Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 49,200,000 shares of Company Stock, which shall be authorized, but unissued shares.

(b) Subject to Section 14 of the Plan, no more than 3,000,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any one Participant during any single calendar year.

(c) Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan.

(d) For purposes of determining the number of shares of Company Stock that are available for Incentive Awards under the Plan, such number shall include the number of shares of Company Stock under an Incentive Award tendered by a Participant (either by actual delivery or attestation) or retained by the Company in payment of the exercise price of an Option or SAR, or Applicable Withholding Taxes.

(e) Incentive Awards shall reduce the number of shares of Company Stock available for Incentive Awards under the

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 25, 2012) CONTINUED

Plan only to the extent such Incentive Awards are paid in shares of Company Stock, as opposed to payment in cash or other consideration.

(f) Substitute Awards shall not reduce the shares of Company Stock authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 4(b). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Company Stock authorized for grant under the Plan; provided that Incentive Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Participants prior to such acquisition or combination.

5. Eligibility.

(a) All present and future employees and directors of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and discretion, as provided in Section 15, to select which employees and directors shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares or units to be allocated to each Participant as part of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6. Company Stock Awards and Restricted Awards.

(a) Whenever the Committee deems it appropriate to grant a Company Stock Award, notice shall be given to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Company Stock Award may be made by the Committee in its discretion without cash consideration.

(b) Whenever the Committee deems it appropriate to grant a Restricted Award, notice shall be given to the Participant stating the number of shares of Restricted Stock or number of Restricted Stock Units for which the Restricted Award is granted and the terms and conditions to which the Restricted Award is subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Restricted Award may be made by the Committee in its discretion without cash consideration.

(c) A Restricted Award issued pursuant to the Plan shall be subject to the following restrictions:

(i) None of such shares or units may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares or units shall have lapsed or shall have been removed pursuant to paragraph (h) or (i) below.

(ii) The restrictions on such shares or units must remain in effect for a period of no less than one year from the Date of Grant, except as provided under paragraph (h) or (i) in the case of Disability, retirement, death or a Change in Control.

(iii) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any Restricted Awards, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (h) or (i) below, on the date such Participant shall cease to be so employed.

(iv) The Committee may establish such other restrictions on such shares or units that the Committee deems appropriate, including, without limitation, events of forfeiture and performance requirements for the vesting of awards.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such award of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates, if any, representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(e) Each Restricted Stock Unit shall entitle the Participant, on the Maturity Date, to receive from the Company an amount equal to the Fair Market Value on the Maturity Date of one share of Company Stock subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(f) The manner in which the Company’s obligation arising on the Maturity Date of a Restricted Stock Unit shall be paid and date of payment shall be determined by the Committee and shall be set forth in the Participant’s Restricted Stock Unit agreement. The Committee may provide for payment in Company Stock or cash or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the payment is made. Shares of Company Stock issued as payment for a Restricted Stock Unit shall be valued at Fair Market Value on the Maturity Date subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(g) A Participant receiving an award of Restricted Stock Units shall not possess any rights of a shareholder with respect to the Restricted Stock Units and shall be entitled to receive payments equivalent to dividends and other distributions paid on shares of Company Stock only to the extent set forth in the Restricted Stock Unit agreement.

(h) The Committee shall establish as to each Restricted Award the terms and conditions upon which the restrictions set forth in paragraph (c) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(i) Notwithstanding the forfeiture provisions of paragraph (c)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(j) Each Participant shall agree at the time his Company Stock Award and/or Restricted Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (c) above shall be issued to such Participant for Restricted Stock. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (c) shall be communicated to the shareholder in the manner required by law. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes for an award of Company Stock or Restricted Stock, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time. Applicable Withholding Taxes attributable to Restricted Stock Units may be withheld from the payment by the Company to the Participant for such Restricted Stock Units.

7. Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 25, 2012) CONTINUED

Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject, including any performance-based vesting conditions, as the Committee acting in its complete discretion deems consistent with the terms of the Plan. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the Participant.

(b) The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. No Nonstatutory Stock Option may be exercised after ten years from the Date of Grant.

(d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of:

(x) Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,

(y) Three months following the date of the Participant’s termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

(z) One year following the date of the Participant’s termination of employment by reason of death or Disability.

(ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant’s employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant’s death by the person to whom the Participant’s rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

(iii) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement.

(f) Notwithstanding the foregoing, an Option agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Company Stock exceeds the exercise price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares of Company Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Company Stock for which the Option was deemed exercised, less the number of shares of Company Stock required to be withheld for the payment of the total purchase price and Applicable Withholding Taxes; any fractional share of Company Stock shall be settled in cash.

8. Stock Appreciation Rights.

(a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) The Committee may, in its discretion, grant Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide that the value of the Company Stock shall be calculated based on the Fair Market Value of the Company Stock on the day of exercise.

(iv) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

(v) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(b) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a Stock Appreciation Rights agreement between the Company and the Participant in written or electronic form and may include performance-based vesting conditions, as the Committee deems appropriate. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 25, 2012) CONTINUED

(ii) Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights agreement.

(c) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant’s stock option agreement (if the Stock Appreciation Rights are related to an Option) or Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9. Method of Exercise of Options and Stock Appreciation Rights.

(a) Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price (either by actual delivery or attestation), (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price, Applicable Withholding Taxes (if required by the Committee) and other costs and expenses associated with such sale and deliver promptly the amount necessary to pay the exercise price and any Applicable Withholding Taxes or (iii) request that the Company reduce the number of shares of Company Stock issued by the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(d) Notwithstanding anything herein to the contrary, if the Company is subject to Section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10. Performance Compensation Awards

(a) The Committee shall have the authority, at the time of grant of any Incentive Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Company Stock on the Grant Date), to designate such Incentive Award as a Performance Compensation Award in order to qualify such Incentive Award as “performance-based compensation” under Section 162(m) of the Code.

(b) The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards for such Performance Period. However, the designation of Participant eligibility to receive an Incentive Award for a Performance Period shall not in any manner entitle the Participant to receive payment for any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment for any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 10. Designation of Participant eligibility to receive an Incentive Award for a particular Performance Period shall not require designation of Participant eligibility to receive an Incentive Award in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Incentive Award shall not require designation of any other person as a Participant eligible to receive an Incentive Award in such period or in any other period.

(c) With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 10(c) and record the same in writing.

(d) Payment of Performance Compensation Awards

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment related to a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment related to a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 10(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the

Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole discretion, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment related to a Performance Compensation Award for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 10(d)(vi) of the Plan.

(v) Timing of Award Payments. Unless otherwise provided in an award agreement or pursuant to an irrevocable deferral election made in compliance with

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 25, 2012) CONTINUED

Code Section 409A, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 10 but in no event later than the fifteenth day of the third month following the last day of the applicable Performance Period.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a single calendar year is subject to the limit in Section 4(b).

11. Nontransferability of Incentive Awards. Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement; provided, however, that no transfer for value or consideration will be permitted without the prior approval of the Company’s shareholders. Options and Stock Appreciation Rights which are intended to be exempt under Rule 16b-3 (to the extent required by Rule 16b-3 at the time of grant or amendment of the award agreement), by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

12. Effective Date of the Plan. This Plan became effective as of October 1, 2002, and was previously amended and restated effective as of June 23, 2009. The Plan is further amended and restated effective as of June 25, 2012.

13. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on June 25, 2022. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 14), expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the

Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code Sections 162(m) and 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

14. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, that no adjustment of an outstanding Option or Stock Appreciation Right may be made that would create a deferral of income or a modification, extension or renewal of such Option or Stock Appreciation Right under Code Section 409A except as may be permitted in applicable Treasury Regulations. If the adjustment would produce fractional shares with respect to any Restricted Award or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate, subject to any applicable requirements under Code Section 409A.

(c) Any determination made or action taken under this Section 14 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.

15. Administration Of The Plan. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than three members of the Board. Subject to paragraph (f) below, the Committee shall be the Compensation and Personnel Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) The Committee shall have the power and complete discretion to determine (i) which eligible employees and directors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time, upon the achievement of a performance-based vesting condition, and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Awards, (xiv) the terms and conditions on which restrictions upon Restricted Awards shall lapse, (xv) whether an Incentive

Award shall be deemed to be a Performance Compensation Award; (xvi) the Performance Criteria that will be used to establish Performance Goals; (xvii) whether to accelerate the time at which any or all restrictions with respect to Restricted Awards will lapse or be removed, (xviii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xix) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

APPENDIX A	—	CARMAX, INC. 2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 25, 2012) CONTINUED

(e) To the extent permitted by applicable law, the Committee may delegate to one or more Officers the authority to do one or both of the following: (i) designate Participants who are not Officers to be recipients of Incentive Awards, and (ii) determine the number of shares of Company Stock or units to be subject to such Incentive Awards granted to such Participants; provided, however, that the Committee’s delegation of this authority shall specify the total number of shares of Company Stock or units subject to such delegation, and that, in no event, shall such Officer grant an Incentive Award to himself or herself. All other terms and conditions of any Incentive Award made pursuant to this delegation of authority shall be determined by the Committee.

(f) All members of the Committee must be “outside directors” as described in Code Section 162(m). In addition, all members of the Committee must be “non-employee directors” as defined in Rule 16b-3.

(g) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Incentive Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Incentive Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

16. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)	If to the Company – at its principal business address to the attention of the Secretary;

(b) If to any Participant – at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17. Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an

Incentive Award unless and until such Participation has satisfied all requirements under the terms of the Incentive Award.

18. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a Parent or Subsidiary of the Company) to terminate the employment of a Participant with or without notice and with or without cause.

19. Interpretation. The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Incentive Stock Options and all Nonstatutory Stock Options with an exercise price of at least 100% of Fair Market Value of the Company Stock on the Date of Grant, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code Section 162(m).

20. Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan and Incentive Awards are intended to comply with such Code Section 409A and official guidance issued thereunder. Otherwise, the Plan and Incentive Awards are intended to be exempt from Code Section 409A. Notwithstanding anything to the contrary, the Plan and Incentive Awards shall be interpreted, operated and administered in a manner consistent with these intentions.

21. Compliance with Code Section 162(m). To the extent the Committee issues any Incentive Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the

Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Incentive Award.

22. Clawback. Notwithstanding any other provisions in this Plan, any Incentive Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and in compliance with Code Section 409A.

IN WITNESS HEREOF, this instrument has been executed as of the 25th day of June, 2012.

CARMAX, INC.

By
Thomas W. Reedy
Executive Vice President & Chief Financial Officer

APPENDIX B	—	CARMAX, INC. ANNUAL PERFORMANCE-BASED BONUS PLAN (AS AMENDED AND RESTATED JUNE 25, 2012)

1. Purpose. The purpose of the CarMax, Inc. Annual Performance-Based Bonus Plan (the “Plan”) is to provide an annual performance based incentive for executive officers who are in a position to contribute materially to the success of the Company and its Subsidiaries.

2.	Definitions.

(a)	“Award” means an award made pursuant to the Plan.

(b)	“Award Schedule” means a schedule established by the Committee setting forth the terms and conditions applicable to an Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” means the occurrence of either of the following events: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Code Section 162(m) Award” means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Schedule.

(g)	“Committee” means the committee appointed by the Board as described under Section 5.
(h)	“Company” means CarMax, Inc., a Virginia corporation.

(i)	“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

(j)	“Executive Employee” means all executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired).

(k)	“Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(l)	“Participant” means an Executive Employee selected from time to time by the Committee to participate in the Plan.

(m)	“Performance Adjustment” means the percentage(s), as set forth in an award schedule, that will, when multiplied by a Participant’s Target Bonus, determine the amount of a Participant’s Award.

(n)

“Performance Criteria” means the criteria selected by the Committee to measure performance of the Company and/or its Subsidiaries for a Plan Year from among one or more of the following: pre-tax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if set forth in an Award Schedule, adjusted to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the Plan and cumulative effects of changes in accounting principles. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(o)	“Performance Goal” means one or more levels of performance as to each Performance Criteria, as established by the Committee, that will result in the Performance Adjustment that is established by the Committee for each such level of performance.

(p)	“Plan Year” means the fiscal year of the Company.

(q)	“Retirement” means, with respect to a Participant, the earliest date on which the Participant is eligible to retire under any qualified Code Section 401(a) plan of the Company, or, if there is no such plan, age 65.

(r)	“Subsidiary” means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns one hundred percent (100%) of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than one hundred percent (100%) of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered.

(s)	“Target Bonus” means the bonus payable to a Participant if there is a 100-percent Performance Adjustment for each Performance Criteria.

3. Eligibility. All present and future Executive Employees shall be eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion to select eligible Executive Employees to receive Awards and to determine for each Participant the terms and conditions and the amount of each Award.

4.	Awards.

(a)	Awards shall be established by an Award Schedule setting forth the Performance Goals for each Performance Criteria, the maximum bonus payable and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. The Target
Bonus for each Executive Employee may be set forth either in the Award Schedule or a separate written agreement between such Executive Employee and the Company or a Subsidiary of the Company. Anything else in this Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall be $5,000,000.

(b)	The Committee shall establish the Performance Goals for each Plan Year, and for any Code Section 162(m) Awards, these Performance Goals shall be established in writing within the first ninety (90) days of each Plan Year (or such other period as may be permitted for Awards paid for such Plan Year to be treated as performance-based compensation under Code Section 162(m)). The Committee shall also determine the extent to which each Performance Criteria shall be weighted in determining Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award and Plan Year to Plan Year. For Code Section 162(m) Awards, the Committee may increase, but not decrease, any Performance Goal during a Plan Year only to the extent permitted under Code Section 162(m).

(c)	The Committee shall establish for each Award the percentage of the Target Bonus for such Participant payable at specified levels of performance, based on the Performance Goal for each Performance Criteria and the weighting established for such criteria. Subject to the limitation set forth in Section 4(a), the Award payable to any Participant may range from zero (0) to two hundred percent of the Participant’s Target Bonus, depending upon whether, or the extent to which, the Performance Goals have been achieved. All such determinations regarding the achievement of any Performance Goals will be made by the Committee; provided, however, that the Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals. Notwithstanding the terms of any Award or the achievement of any Performance Goal or Goals, the Committee may adjust downward the amount payable pursuant to such Award upon attainment of the Performance Goals.

APPENDIX B	—	CARMAX, INC. ANNUAL PERFORMANCE-BASED BONUS PLAN (AS AMENDED AND RESTATED JUNE 25, 2012) CONTINUED

(d)	The actual Award for a Participant will be calculated by multiplying the Participant’s Target Bonus by the Performance Adjustments in accordance with the Award. All calculations of actual Awards shall be made by the Committee.

(e)

Awards will be paid, in a lump sum cash payment, as soon as practicable after the close of the Plan Year for which they are earned, but in no event later than the May 15th immediately following the last day of the applicable Plan Year; provided, however, that no Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Goals have been met. Notwithstanding the foregoing provisions of this Section 4(e), the Committee shall have the right to allow Participants to elect to defer the payment of Awards subject to such terms and conditions as the Committee may determine in accordance with Code Section 409A.

(f)	Whenever payments under the Plan are to be made, the Company and/or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(g)	Nothing contained in the Plan will be deemed in any way to limit or restrict the Company, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5. Administration. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than two members of the Board. Subject to paragraph (d) below, the Committee shall be the Compensation and Personnel Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)	The Committee shall have the power and complete discretion to determine (i) which Executive Employees shall receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award shall be granted, (iv) the terms and conditions applicable to Awards, and (v) any additional requirements relating to Awards that the Committee deems appropriate.

(b)	The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)	A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)	All members of the Committee must be “outside directors” as described in Code Section 162(m).

(e)	The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

(f)	As to any Code Section 162(m) Awards, it is the intent of the Company that this Plan and any Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Code Section 162(m). If any provision of this Plan or if any Code Section 162(m) Award would otherwise conflict with the intent expressed in this Section 5(f), that provision to the extent possible shall be interpreted so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

(g)

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the

Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals, the weightings thereof, and Target Bonuses.

6. Change of Control. In the event of a Change of Control of the Company, in addition to any action required or authorized by the terms of an Award Schedule, the Committee may, in its sole discretion, take any of the following actions, subject to any required deferrals in accordance with Code Section 409A, as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (a) accelerate time periods for purposes of vesting in, or receiving any payment with regard to, any outstanding Award, or (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control. Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.

7. Nontransferability of Awards. An Award shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution.

8. Termination, Modification, Change. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that changes the Performance Criteria, or materially increases the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of Code Section 162(m), and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

9. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Schedule will require the Company or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

10. Liability of Company. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Schedule. Neither the Company nor a Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. Status as an eligible Executive Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Executive Employee or to eligible Executive Employees generally. Nothing contained in this Plan or in any Award Schedule (or in any other documents related to this Plan or to any Award or Award Schedule) shall confer upon any Executive Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits.

11. Interpretation. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Plan, the Award Schedules and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

APPENDIX B	—	CARMAX, INC. ANNUAL PERFORMANCE-BASED BONUS PLAN (AS AMENDED AND RESTATED JUNE 25, 2012) CONTINUED

12. Clawback. Notwithstanding any other provisions in this Plan, any Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and in compliance with Code Section 409A.

13. Effective Date of the Plan. This amended and restated Plan shall be effective only upon the approval by the shareholders of the Company and shall be effective for the Company’s fiscal year ending February 28, 2013 and each of the next four succeeding fiscal years of the Company unless sooner terminated by the Board in accordance with Section 8.

IN WITNESS HEREOF, this instrument has been executed as of the 25th day of June, 2012.

CARMAX, INC.

By:
Thomas W. Reedy
Executive Vice President & Chief Financial Officer

CARMAX, INC. 12800 Tuckahoe Creek Parkway Richmond, Virginia 23238 (804) 747-0422 www.carmax.com

ANNUAL MEETING OF SHAREHOLDERS OF

CARMAX, INC.

June 25, 2012, at 1:00 p.m. ET

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have this proxy card available when you access the web page, and use the Control Number shown on the proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have this proxy card available when you call and use the Control Number shown on the proxy card.

Vote online or by phone until 11:59 PM ET the day before the meeting.

COMPANY NUMBER

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	CONTROL NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of 2012 Annual Meeting of Shareholders and Proxy Statement and the Annual Report on Form 10-K are available at - www.carmaxproxy.com
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■	00003333333330000000 1	062512

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR THE ELECTION OF DIRECTORS;

“FOR” PROPOSAL 2; “FOR” PROPOSAL 3; “FOR” PROPOSAL 4; “FOR” PROPOSAL 5; AND “AGAINST” PROPOSAL 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors for terms stated in the Proxy Statement:

			FOR	AGAINST	ABSTAIN

		Jeffrey E. Garten	☐	☐	☐

		Vivian M. Stephenson	☐	☐	☐

		Beth A. Stewart	☐	☐	☐

		William R. Tiefel	☐	☐	☐

		2. Ratification of the selection of KPMG LLP as independent registered public accounting firm.	☐	☐	☐

		3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers.	☐	☐	☐

		4. To approve the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated.	☐	☐	☐

		5. To approve the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated.	☐	☐	☐

		6. To approve, in an advisory (non-binding) vote, a proposal to declassify the Board of Directors.	☐	☐	☐

7. To transact any other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1; FOR Proposal 2; FOR Proposal 3; FOR Proposal 4; FOR Proposal 5; and AGAINST Proposal 6.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

☐                         ¢

CARMAX, INC.

Proxy for Annual Meeting of Shareholders on June 25, 2012

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Control Number shown on your proxy card.

The undersigned hereby appoints Tom Reedy and Eric Margolin (the “named proxies”), and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of CarMax, Inc. Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of CarMax, Inc., to be held at 1:00 p.m. ET June 25, 2012, at the Richmond Marriott West Hotel, 4240 Dominion Boulevard, Glen Allen, Virginia 23060, and at any postponements or adjournments thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475 ¢